                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                          DATED AS OF OCTOBER 19, 2001

                                  BY AND AMONG

                          TODHUNTER INTERNATIONAL, INC.

                                (THE "BORROWER"),
                                   AS BORROWER

                                       AND

                EACH OF THE FINANCIAL INSTITUTIONS INITIALLY A
               SIGNATORY HERETO, TOGETHER WITH THOSE ASSIGNEES
                        PURSUANT TO SECTION 13.06 HEREOF,
                                   AS LENDERS

                                       AND

               SOUTHTRUST BANK, AN ALABAMA BANKING CORPORATION
                  AS ADMINISTRATIVE AGENT AND FUNDING AGENT

                                                  TABLE OF CONTENTS

SECTION                                                                                                        PAGE

                                                           ARTICLE I
                                                          DEFINITIONS
         SECTION 1.01   DEFINITIONS.............................................................................. 1
         SECTION 1.02.  GENERAL..................................................................................18

                                                           ARTICLE II
                                                 REVOLVING CREDIT FACILITY

         SECTION 2.01.  REVOLVING CREDIT FACILITY................................................................18
         SECTION 2.02.  BORROWINGS UNDER REVOLVING CREDIT FACILITY...............................................18
         SECTION 2.03.  DISBURSEMENTS UNDER REVOLVING CREDIT FACILITY............................................19
         SECTION 2.04.  SEVERAL OBLIGATIONS......................................................................19
         SECTION 2.05.  REPAYMENT OF REVOLVING LOANS.............................................................19
         SECTION 2.06.  REVOLVING NOTES..........................................................................20
         SECTION 2.07.  TERM LOAN FACILITY.......................................................................20
         SECTION 2.08.  TERM NOTES...............................................................................20
         SECTION 2.09.  TERM LOAN AMORTIZATION AND MATURITY......................................................21
         SECTION 2.10.  INTEREST ON LOANS........................................................................22
         SECTION 2.11.  NOTICE OF CONTINUATION AND NOTICE OF CONVERSION/UNAVAILABILITY OF CERTAIN LOANS/FUNDING
                  LOSSES.........................................................................................22
         SECTION 2.12.  VOLUNTARY REDUCTION OF REVOLVING COMMITMENT; VOLUNTARY PREPAYMENTS; FUNDING LOSSES.......24
         SECTION 2.13.  UNUSED REVOLVING CREDIT FACILITY FEES....................................................24

                                                           ARTICLE III
                                                  LETTER OF CREDIT FACILITY

         SECTION 3.01.  LETTERS OF CREDIT/LENDERS' PARTICIPATION.................................................24
         SECTION 3.02.  METHOD OF ISSUANCE OF LETTERS OF CREDIT..................................................26
         SECTION 3.03.  LETTER OF CREDIT FEES....................................................................26
         SECTION 3.04.  LETTER OF CREDIT REIMBURSEMENT...........................................................26
         SECTION 3.05.  NATURE OF LETTER OF CREDIT ISSUER'S DUTIES...............................................27
         SECTION 3.06.  OBLIGATIONS ABSOLUTE.....................................................................28
         SECTION 3.07.  EXPIRATION DATE OF LETTERS OF CREDIT.....................................................29
         SECTION 3.08.  VOLUNTARY REDUCTION OF L/C COMMITMENT....................................................29

                                                           ARTICLE IV
                                              OTHER LOAN AND PAYMENT PROVISIONS

         SECTION 4.01.  INTEREST ON OVERDUE PAYMENTS.............................................................29
         SECTION 4.02.  COMPUTATIONS.............................................................................30
         SECTION 4.03.  USURY....................................................................................30
         SECTION 4.04.  PAYMENTS.................................................................................30
         SECTION 4.05.  PRO RATA TREATMENT.......................................................................30


                                                               ii


         SECTION 4.06.  SHARING OF PAYMENTS, ETC.................................................................30
         SECTION 4.07.  INSUFFICIENT FUNDS.......................................................................31
         SECTION 4.08.  FEES.....................................................................................31
         SECTION 4.09.  [INTENTIONALLY OMITTED]..................................................................32
         SECTION 4.10.  INCREASED COSTS..........................................................................32
         SECTION 4.11.  STATEMENTS OF ACCOUNT....................................................................32
         SECTION 4.12.  DEFAULTING LENDER'S STATUS...............................................................32
         SECTION 4.13.  AGENT'S RELIANCE.........................................................................32

                                                           ARTICLE V
                                                           SECURITY

         SECTION 5.01.  SECURITY INTERESTS.......................................................................33
         SECTION 5.02.  MORTGAGES................................................................................33
         SECTION 5.03.  FURTHER ASSURANCES.......................................................................33

                                                           ARTICLE VI
                                                     CONDITIONS PRECEDENT

         SECTION 6.01.  CONDITIONS PRECEDENT TO EFFECTIVENESS....................................................34
         SECTION 6.02.  CONDITIONS PRECEDENT TO ALL CREDIT EVENTS................................................35
         SECTION 6.03.  CONDITIONS AS COVENANTS..................................................................35

                                                           ARTICLE VII
                                                REPRESENTATIONS AND WARRANTIES

         SECTION 7.01.  REPRESENTATIONS AND WARRANTIES...........................................................35
         SECTION 7.02.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC..........................................38

                                                           ARTICLE VIII
                                                     AFFIRMATIVE COVENANTS

         SECTION 8.01.  PRESERVATION OF EXISTENCE AND SIMILAR MATTERS............................................39
         SECTION 8.02.  COMPLIANCE WITH APPLICABLE LAW...........................................................39
         SECTION 8.03.  MAINTENANCE OF PROPERTY..................................................................39
         SECTION 8.04.  CONDUCT OF BUSINESS......................................................................39
         SECTION 8.05.  INSURANCE................................................................................39
         SECTION 8.06.  PAYMENT OF TAXES AND CLAIMS..............................................................40
         SECTION 8.07.  VISITS AND INSPECTIONS...................................................................40
         SECTION 8.08.  USE OF PROCEEDS..........................................................................40
         SECTION 8.09.  SUBSIDIARY SECURITIES REGISTRATION.......................................................40
         SECTION 8.10.  ENVIRONMENTAL COMPLIANCE.................................................................40

                                                           ARTICLE IX
                                                          INFORMATION

         SECTION 9.01.  QUARTERLY REPORTS........................................................................41
         SECTION 9.02.  YEAR-END STATEMENTS......................................................................41
         SECTION 9.03.  MONTHLY REPORTS..........................................................................42
         SECTION 9.04.  COPIES OF OTHER REPORTS..................................................................42
         SECTION 9.05.  NOTICE OF LITIGATION AND OTHER MATTERS...................................................42
         SECTION 9.06.  ERISA....................................................................................42


                                                               iii


                                                           ARTICLE X
                                                      NEGATIVE COVENANTS

         SECTION 10.01.  INDEBTEDNESS FOR BORROWED MONEY.........................................................43
         SECTION 10.02.  GUARANTIES..............................................................................43
         SECTION 10.03.  INVESTMENTS.............................................................................43
         SECTION 10.04.  LIENS...................................................................................43
         SECTION 10.05.  RESTRICTED DISTRIBUTIONS AND PURCHASES..................................................44
         SECTION 10.06.  MERGER, CONSOLIDATION AND OTHER ARRANGEMENTS............................................44
         SECTION 10.07.  PLANS...................................................................................44
         SECTION 10.08.  LOANS...................................................................................44
         SECTION 10.09.  SUBSIDIARIES............................................................................44
         SECTION 10.10.  TRANSACTIONS WITH AFFILIATES............................................................44
         SECTION 10.11.  NO SALE OF ASSETS.......................................................................44
         SECTION 10.12.  CHANGE IN ACCOUNTING METHOD OR FISCAL YEAR END..........................................44
         SECTION 10.13.  CHANGE OF SENIOR MANAGEMENT OR CONTROL..................................................44
         SECTION 10.14.  CHANGE IN ORGANIZATIONAL DOCUMENTS......................................................44
         SECTION 10.15.  ADDITIONAL SUBSIDIARIES EQUITIES........................................................45
         SECTION 10.16.  DIVIDENDS...............................................................................45

                                                           ARTICLE XI
                                                      FINANCIAL COVENANTS

         SECTION 11.01.  MINIMUM TANGIBLE NET WORTH..............................................................45
         SECTION 11.02.  INTEREST COVERAGE RATIO.................................................................45
         SECTION 11.03.  FIXED CHARGE COVERAGE...................................................................45
         SECTION 11.04.  FUNDED DEBT RATIO. .....................................................................46
         SECTION 11.05.  FUNDED DEBT TO EBITDA...................................................................46
         SECTION 11.06.  ........................................................................................46

                                                           ARTICLE XII
                                                             DEFAULT

         SECTION 12.01.  EVENTS OF DEFAULT.......................................................................46
         SECTION 12.02.  REMEDIES................................................................................48
         SECTION 12.03.  RIGHTS CUMULATIVE.......................................................................49

                                                           ARTICLE XIII
                                                             THE AGENT

         SECTION 13.01.  AUTHORIZATION AND ACTION................................................................49
         SECTION 13.02.  AGENT'S RELIANCE, ETC...................................................................50
         SECTION 13.03.  AGENT AS LENDER.........................................................................50
         SECTION 13.04.  LENDER CREDIT DECISION, ETC.............................................................50
         SECTION 13.05.  INDEMNIFICATION.........................................................................50
         SECTION 13.06.  COLLATERAL MATTERS......................................................................51
         SECTION 13.07.  SUCCESSOR AGENT.........................................................................52

                                                           ARTICLE XIV
                                                          MISCELLANEOUS


                                                               iv


         SECTION 14.01.  NOTICES.................................................................................52
         SECTION 14.02.  EXPENSES................................................................................53
         SECTION 14.03.  STAMP, INTANGIBLE AND RECORDING TAXES...................................................54
         SECTION 14.04.  SETOFF..................................................................................54
         SECTION 14.05.  LITIGATION..............................................................................54
         SECTION 14.06.  ASSIGNABILITY...........................................................................55
         SECTION 14.07.  AMENDMENTS..............................................................................57
         SECTION 14.08.  NONLIABILITY OF AGENT AND LENDERS.......................................................57
         SECTION 14.09.  INFORMATION.............................................................................57
         SECTION 14.10.  INDEMNIFICATION.........................................................................58
         SECTION 14.11.  SURVIVAL................................................................................58
         SECTION 14.12.  TITLES AND CAPTIONS.....................................................................58
         SECTION 14.13.  SEVERABILITY OF PROVISIONS..............................................................58
         SECTION 14.14.  GOVERNING LAW...........................................................................58
         SECTION 14.15.  COUNTERPARTS............................................................................58
         SECTION 14.16.  OBLIGATIONS WITH RESPECT TO BORROWER....................................................59
         SECTION 14.17.  BINDING EFFECT..........................................................................59

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT dated as of October 19, 2001 by and among TODHUNTER INTERNATIONAL, INC. (the "BORROWER"), SOUTHTRUST BANK, an Alabama banking corporation, as Administrative Agent and Funding Agent (collectively "AGENT"), and each of the financial institutions initially a signatory hereto, together with those Assignees pursuant to Section 14.06 hereof (individually, a "LENDER" and, collectively, the "LENDERS").

      WHEREAS, the Borrower, SouthTrust as Agent, and as defined in the Credit Agreement dated November 17, 1999, as subsequently amended (the "Original Credit Agreement"), the Lenders, agreed to make Term and Revolving Loans to the Borrower from time to time, the Letter of Credit Issuers agreed to issue Letters of Credit from time to time for the account of the Borrower, and the Lenders agreed to purchase participating interests in such Letters of Credit, provided that the aggregate outstanding principal amount of all such Revolving Loans and Term Loans PLUS the aggregate Stated Amounts of all outstanding Letters of Credit, would not exceed $70,000,000 (the "LOAN COMMITMENT");

      WHEREAS, the Borrower, the Lenders and the Agent have agreed to amended terms for the Revolving Loans, the Term Loans and the Letters of Credit and wish to set forth such agreements herein on the terms and conditions contained herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.01 DEFINITIONS. In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this
Agreement:

      "ACCOUNTS" means all accounts and any and all rights to the payment of money or other forms of consideration of any kind (whether classified under the Uniform Commercial Code as accounts, chattel paper, general intangibles, or otherwise) for goods sold or leased or for services rendered including, but not limited to, accounts receivable, proceeds of any letters of credit naming the Borrower or any of its Subsidiaries as beneficiary, chattel paper, tax refunds, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances, all contract rights and agreements to purchase or sell Inventory, and all other debts, obligations and liabilities in whatever form from any Person.

      "ACCOUNT DEBTOR" means a Person obligated under an Account.

      "ADJUSTED BASE RATE" means a rate equal to the Base Rate plus the Applicable Margin.

      "ADJUSTED EURODOLLAR RATE" means the interest rate per annum equal to the Eurodollar Rate plus the Applicable Margin.

      "AFFILIATE" means, with respect to any Person, any entity which directly or indirectly controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person or any Person who is a director, officer or partner of such Person or any Subsidiary of such Person. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to (a) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise and either alone or in conjunction with others or any group.

      "AGENT" means SouthTrust Bank, an Alabama banking corporation, and its successors.

      "AGREEMENT" means this Credit Agreement as it may be amended, restated, modified or supplemented from time to time in accordance with its terms.

      "AGREEMENT DATE" means the date as of which this Agreement is dated.

      "APPLICABLE LAW" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all Governmental Authorities and all orders and decrees of all courts, tribunals and arbitrators.

      "APPLICABLE MARGIN" shall mean:

The percentage per annum designated below based on the Borrower's Funded Debt to EBITDA ratio for the four (4) fiscal quarter periods most recently ended:



------------------------------------------------------------------------------------------------
Level       Funded                   Applicable Margin                    Applicable Margin Term
          Debt/EBITDA                 Revolving Loans                             Loans
------------------------------------------------------------------------------------------------
                                    Eurodollar    Base       Unused       Eurodollar
                                       Rate       Rate    Revolver Fee      Rates     Base Rate
------------------------------------------------------------------------------------------------
I      GREATER THAN 3.0                2.50%      .75%       .375%           3.0%       1.25%
       and LESS THAN 3.50

------------------------------------------------------------------------------------------------
II     LESS THAN OR EQUAL TO 3.00      2.25%      .50%       .375%          2.75%       1.00%
       and GREATER THAN 2.50

------------------------------------------------------------------------------------------------
III    LESS THAN OR EQUAL TO 2.50      2.00%      .25%       0.25%          2.50%       0.75%
       and GREATER THAN 2.0

------------------------------------------------------------------------------------------------
IV     LESS THAN 2.0                   1.75%      .00%       0.25%          2.25%       0.50%
------------------------------------------------------------------------------------------------


Adjustments to the Applicable Margin shall be based on changes in the Funded Debt to EBITDA Ratio as set forth above calculated quarterly, and shall be determined based on the computations set forth in the Compliance Certificate ("Certificate") furnished to the Agent pursuant to Section 9.01 and shall be effective commencing on the date following the date such Certificate is received (or if earlier, the date such Certificate was required to be delivered), and in each case, until the date following the date on which a new Certificate is delivered or is required to be delivered, whichever shall first occur, PROVIDED however, if the Borrower shall fail to deliver any such Certificate within the time period required by Section 9.01, then the Applicable Margin with respect to the Revolving Loans and the Term Loan shall be at Level I until the appropriate Certificate is so delivered.

      "ASSIGNMENT AND ASSUMPTION AGREEMENT" has the meaning set forth in Section 14.06.

      "AUTHENTICATING PERSON" has the meaning set forth in Section 6.01(d).

      "AUTHORIZED REPRESENTATIVE" means any of the Chief Executive Officer, President or any Vice President of the Borrower or, with respect to financial matters, the Chief Financial Officer, Treasurer or Controller of the Borrower, or any other Person expressly designated by the Board of Directors of the Borrower (or appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of Exhibit "A".

      "AVAILABLE REVOLVING COMMITMENT" means, on any date of determination, the lesser of (a) and (b), with (a) being equal to the Revolving Commitment in effect on such date and (b) being equal to the then current Borrowing Base less the aggregate principal balance of the Term Loans on such date.

      "BASE RATE" means the lending rate as announced by the Agent from time to time as its base rate, which may change as often as daily, provided, however, that at no time shall the rate of interest exceed the highest rate allowed by law.

      In the event that the Agent does not, for any reason, announce a Base Rate or discontinues the use of the term "Base Rate" as a benchmark for interest rate on its loans, the Base Rate shall be the rate quoted as the "Prime Rate" as reported in the "Money Rates" section of the Wall Street Journal (or the arithmetic average of the rates so quoted, if more than one rate is quoted) or in the event of discontinuance of such publication or such section thereof, the Base Rate shall mean the monthly average Prime Rate as reported and published in the FEDERAL RESERVE BULLETIN published monthly by the Board of Governors of the Federal Reserve System under the table styled "Prime Rate Charged by Banks on Short Term Business Loans". In the event of the discontinuance of both such publications or such section or table thereof, the Base Rate shall mean the Prime Rate as from time to time announced or published by Citibank, N.A. at its principal office in New York, New York.

      The terms "Base Rate" and "Prime Rate" are intended by the parties to be benchmarks only and are not to be construed as indicating that such rates are the best or lowest rates offered by the Agent to any of its customers regardless of their creditworthiness.

      "BASE RATE LOAN" means a Loan that bears interest based upon the Adjusted Base Rate.

      "BENEFICIARY" means any third Person designated by the Borrower to whom the Agent is to make payment or on whose order payment is to be made under a Letter of Credit.

      "BORROWER" shall have the meaning set forth in the introductory paragraph hereof and shall include Borrower's successors and permitted assigns. In each instance where the term Borrower is used herein it shall be deemed to refer to each of the parties comprising Borrower individually as well as collectively.

      "BORROWING" means a borrowing of Revolving Loans pursuant to Section 2.01 hereof, the Borrowing of Term Loans on the Effective Date pursuant to Section
2.07 hereof, or a deemed Borrowing pursuant to Section 2.11 hereof.

      "BORROWING BASE" means, at any date of determination, an amount equal to the sum of (i) eighty percent (80%) of the Eligible Accounts, PLUS (ii) fifty percent (50%) of Eligible Inventory, (iii) PLUS sixty percent (60%) of Borrower's Fixed Assets.

      "BORROWING BASE CERTIFICATE" means a certificate of the Borrower in substantially the form of Exhibit "B" hereto and delivered to the Agent pursuant to Section 9.03 hereof.

      "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in Birmingham, Alabama are authorized or required to close by law, and, if the applicable Business Day relates to determination of the Eurodollar Rate, a day on which commercial bank are open for domestic and international business (including dealings in U.S. Dollar deposits) in London, England.

      "BUSINESS UNIT" means the assets constituting the business or a division or operating unit of any Person.

      "CAPITALIZED LEASE OBLIGATION" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

      "CASH COLLATERAL ACCOUNT" means a special non-interest bearing deposit account maintained at the Principal Office of the Agent and under the sole dominion and control of the Agent. The monies deposited into the Cash Collateral Account pursuant to this Agreement shall be applied to the Reimbursement Obligations.

      "COLLATERAL" shall mean (a) a first, perfected security interest (subject to the Permitted Liens) in (i) all the intangible and tangible real and personal property assets of the Obligors (other than the assets located outside the fifty
(50) states of the United States of America), including, without limitation, Accounts, Chattel Paper, Documents, Equipment, Instruments, Intangible Assets and Inventory, whether now owned or hereafter existing or acquired and (ii) all property of the Obligors now or at any time hereafter in the possession of the Administrative Agent or its Affiliates in any capacity whatsoever, including but not limited to, deposit balances, accounts, items, certificates of deposit or monies, and (b) proceeds of the foregoing, all as more particularly described in the Security Documents, together with all other property of any type at any time pledged or assigned to the Administrative Agent and/or the Lenders as collateral for the Obligations.

      "COMMITMENT" means, as to each Lender, such Lender's obligation to make Loans hereunder and to purchase participation interests in Letters of Credit to the extent of such Lender's Credit Percentage.

      "CONSOLIDATED INTEREST EXPENSE" shall mean, for any fiscal period of Borrower, total interest expense (including without limitation, interest expense attributable to capitalized leases) of Borrower and its Subsidiaries on a consolidated basis but shall not include interest on the Tank Loan.

      "CONSOLIDATED INTEREST EXPENSE COVERAGE RATIO" means, as of any date of determination for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) EBITDA to (b) the Consolidated Interest Expense for such period, in each case determined in accordance with GAAP.

      "CONTINUATION" has the meaning given in Section 2.11 hereof.

      "CONTROL" means that any one Person or group of related Persons (other than Angostura Limited and/or its Affiliates) which own or acquire more than fifty percent (50%) of the outstanding shares of voting stock of the Borrower or any Subsidiary thereof. In the event a form 13(d) is filed with the SEC by Borrower, Angostura or its Affiliates relating to the acquisition of additional stock of Borrower by Angostura or its Affiliates a copy of the form 13(d) will be provided to the Agent simultaneously with the filing with the SEC.

      "CONVERT", "CONVERSION" and "CONVERTED" each refers to a conversion of Loans of one Type into Loans of another Type pursuant to Section 2.11(b) hereof.

      "CREDIT EVENT" means any of the following: (a) the making (or deemed making) or Continuation of any Loan; (b) the Conversion of a Borrowing of Loans from one Type to another Type; and (c) the issuance of a Letter of Credit.

      "CREDIT PERCENTAGE" means, as to each Lender, the percentage set forth on Annex I.

      "CURRENT SUBSIDIARIES" means Virgin Islands Rum Industries Ltd. and Todhunter Bahamas Limited which are Subsidiaries of Borrower.

      "DATE OF ISSUANCE" means the date of issuance by a Letter of Credit Issuer of a Letter of Credit under this Agreement.

      "DEFAULT" means any of the events specified in Section 11.01, whether or not there has been satisfied any requirement for giving of notice, lapse of time or the happening of any other condition.

      "DOCUMENT" shall mean any now owned or hereafter acquired bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document, whether negotiable or non-negotiable, that in the regular course of business of financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

      "DOLLARS" or "$" means the lawful currency of the United States of America.

      "DRAWING" means a drawing by a Beneficiary under any Letter of Credit.

      "DOMESTIC SUBSIDIARY" means any Subsidiary of Borrower organized under the laws of the United States of America, any state or the District of Columbia.

      "EBITDA" means, for any period, the sum of (i) net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period, plus (ii) to the extent deducted in determining such net income (loss) (A) provisions for income taxes for such period, (B) interest expense for such period, (C) depreciation and amortization of intangible assets during such period, (D) less extraordinary income and expense items realized in such period, and (E) less the gains or losses on the sale or disposition of assets outside the ordinary course of Borrower's business, in each case determined in accordance with GAAP. For the purposes of this Agreement, EBITDA will be determined based on the most recent four (4) fiscal quarters of Borrower.

      "EFFECTIVE DATE" means the date on which all of the conditions set forth in Section 6.01 hereof shall have been fulfilled or waived in writing by the Lenders.

      "ELIGIBLE ACCOUNT" shall mean an Account of the Borrower or any Subsidiary arising from a sale made to a customer by the Borrower or any Subsidiary in the ordinary course of business with respect to which the Borrower has furnished to the Agent information as set forth in Section 9.03 or otherwise qualified under subsection (h) below, provided that no Account of the Borrower or such Subsidiary shall be deemed to be an Eligible Account if, as determined by Agent in its sole and absolute discretion:

      (a) such Account arises out of a sale made by the Borrower or such Subsidiary to an Affiliate of the Borrower which is not an arms length transaction on substantially the same terms as Borrower or the Subsidiary would have concluded the sale with an unrelated third party; or

      (b) such Account arises out of a sale having terms for final payment in excess of ninety (90) days from the date of purchase; or

      (c) such Account remains unpaid for more than 90 days after the due date of the invoice for such Account; or

      (d) twenty percent (20%) or more of the amount of the Accounts of the Account Debtor and its Affiliates remain unpaid for more than 90 days after the date of the invoice for such Account; or

      (e) (i) the Account Debtor is also a creditor of the Borrower or such Subsidiary, to the extent of the amount owed by the Borrower or such Subsidiary to the Account Debtor (unless the Agent receives from such Account Debtor an agreement or other writing satisfactory to the Agent pursuant to which such Account Debtor agrees to waive any right of offset it may have with respect to any amounts owing by the Borrower or such Subsidiary to such Account Debtor); (ii) the Account Debtor has disputed its liability on, or the Account Debtor has made any claim with respect to, such Account or any other Account due from such Account Debtor to the Borrower or such Subsidiary which has not been resolved, to the extent of the amount of such dispute or claim; or (iii) the Account otherwise is contractually or by operation of law subject to any right of setoff by the Account Debtor, to the extent of the amount of such setoff; or

      (f) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction over the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended which has not been dismissed with forty-five (45) days after filing, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the Account Debtor, or if the Account Debtor has failed, suspended business, declared itself to be insolvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

      (g) Agent determines, in its discretion that collection of such Account is insecure or that such Account may not be paid by reason of the Account Debtor's financial inability to pay; or

      (h) the Account Debtor is the United States of America or any department, agency or instrumentality thereof and the aggregate principal amount owed is in excess of Fifty Thousand and no/100s Dollars ($50,000.00), unless the Borrower duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C.
Section 3727 ET SEQ.), or the Account Debtor is Canada or any department, agency or instrumentality thereof, unless the Borrower or such Subsidiary duly assigns its rights to payment of such Account to the Agent pursuant to any equivalent to the Assignment of Claims Act of 1940, as amended (31 U.S.C.
Section 3727 ET SEQ.) in Canada, provided, however, that subsidies or promotional allowances received by Borrower or a Subsidiary which have historically been received by Borrower or a Subsidiary from the United States of America or the Government of the United States Virgin Islands shall not be excluded from Eligible Accounts; or

      (i) such Account is evidenced by an "instrument" or "chattel paper" (within the meaning of the UCC) of any kind unless such instrument or chattel paper is delivered to the Agent with all appropriate endorsements in favor of the Agent thereon; or

      (j) such Account does not represent a complete BONA FIDE transaction which requires no further act under any circumstances on the part of the Borrower or such Subsidiary to make such Account payable by the Account Debtor; or

      (k) such Account is not a valid, legally enforceable obligation of the Account Debtor with respect thereto or is subject to a present or contingent (or there exist facts which are the basis for any future) offset, deduction, counterclaim, dispute or other defense on the part of such Account Debtor; or

      (l) the Inventory giving rise to such Account was at the time of sale thereof subject to a Lien other than Permitted Liens; or

      (m) such Account has otherwise been determined by the Agent in good faith to be ineligible for any other reason.

      "ELIGIBLE INVENTORY" means the Inventory Value of Inventory of the Borrower or any Subsidiaries which the Agent, in its sole and absolute discretion, determines meets all of the following requirements:

      (a) such Inventory is (i) owned by and in the possession and under the control of the Borrower or such Subsidiary or located in a bonded warehouse convenient to the Borrower or such Subsidiary monitored by a third party not affiliated with the Borrower or such Subsidiary and acceptable to the Agent in its sole discretion, and (ii) as to which the Borrower has furnished to the Agent the information required by Section 9.03;

      (b)   such Inventory has not been sold;

      (c) such Inventory (i) is owned by the Borrower or such Subsidiary, and (ii) is subject to no Lien whatsoever other than Permitted Liens;

      (d) such Inventory is in good condition and meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale;

      (e) such Inventory is currently either usable or salable in the normal course of the business of the Borrower or such Subsidiary;

      (f) such Inventory is located within the United States or one of its territories; and

      (g) such Inventory is not determined by the Agent in good faith to be ineligible for any other reason.

      "ENVIRONMENTAL LAWS" means any Applicable Law relating to environmental protection including, without limitation, the following: Clean Air Act, 42 U.S.C. Section 7401 ET SEQ; Federal Water Pollution Control Act, 33 U.S.C.
Section 1251 ET SEQ.; Solid Waste Disposal Act, 42 U.S.C. Section 6901 ET SEQ.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ.; National Environmental Policy Act, 42 U.S.C.
Section 4321 ET SEQ.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

      "EQUIPMENT" shall mean all now existing and hereafter acquired goods (other than Inventory) owned by an Obligor or used primarily in the business of any Obligor, wherever located, including, but not limited to, machinery, motor vehicles, rolling stock, furniture, furnishings, fixtures, leasehold improvements, parts (including spare parts and repair parts) and tools, together with all fittings, accessories, accessions, additions, modifications, improvements, equipment and special tools now or hereafter affixed to any or any part of the foregoing or used in connection with any part of the foregoing and all replacements of any part thereof and all products and proceeds of any of the foregoing.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and any successor statute and all rules and regulations promulgated thereunder.

      "EURODOLLAR RATE" means the interest rate per annum calculated according to the following formula:

                 Eurodollar =        Interbank Offered Rate
                    Rate      -----------------------------------
                                1-Eurodollar Reserve Percentage

      "EURODOLLAR RATE LOAN" means a Loan that bears interest based upon the Adjusted Eurodollar Rate.

      "EURODOLLAR RESERVE PERCENTAGE" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D or any successor regulation, as the reserve requirement (including any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined), whether or not the Agent or any Lender has any Eurocurrency liabilities subject to such requirements, without benefits of credits or proration, exceptions or offsets that may be available from time to time to the Agent or any Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

      "EVENT OF DEFAULT" means any of the events specified in Section 12.01, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

      "FACILITY TERMINATION DATE" has the meaning set forth in Section 3.07.

      "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum (rounded upward to the nearest 1/100th of 1%) equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it.

      "FEES" means the fees and commissions provided for or referred to in Sections 3.03 and 4.08 and any other fees payable by the Borrower hereunder or under any other Loan Document.

      "FINANCING STATEMENTS" shall mean the financing statements permitted under the UCC or any other state law for the purpose of perfecting or continuing the Security Interest.

      "FIXED ASSETS" means the gross fixed assets of Borrower without deduction for depreciation or amortization.

      "FIXED CHARGES" means the scheduled principal and interest payments on Funded Debt due in the period in question but not including any additional principal payments made by Borrower pursuant to Section 2.09.

      "FIXED CHARGE COVERAGE RATIO" means the ratio of EBITDA to Fixed Charges which shall be measured on the basis of the preceding four (4) fiscal quarters of Borrower but not including any additional principal payments made by Borrower pursuant to Section 2.09.

      "FOREIGN SUBSIDIARY" means a Subsidiary other than a Domestic Subsidiary a majority of whose Voting Securities, or a majority of whose voting interests, are owned directly by Borrower or a Domestic Subsidiary.

      "FUNDING AGENT" means SouthTrust Bank, National Association, as Agent for the Lenders under the terms of this Agreement, and any successor Agent.

      "FUNDED DEBT" means without duplication, the principal balance of all indebtedness, for money borrowed, purchase money mortgages, capitalized leases, conditional sales contracts and similar title retention debt instruments under which Borrower or any of its Subsidiaries is an obligor, including any current maturities of such indebtedness, plus all debt of other entities or Persons, other than Subsidiaries, which has been guaranteed by the Borrower or any Subsidiary (other than the current balance of the indebtedness of Premier Wines & Spirts, Ltd. as of the Effective Date guaranteed by Borrower), or which is supported by a letter of credit issued for the account of the Borrower or any Subsidiary which by its terms matures more than one year from the date of any calculation thereof and/or which is renewable or extendible at the option of the obligor to a date beyond one year from such date; PROVIDED THAT, for the purposes of this Agreement, "Funded Debt" shall not include the Tank Loan or amounts transferred quarterly to Borrower's Bahamian or Virgin Islands' Subsidiaries and the bi-weekly excise tax payments made by Borrower in connection therewith, provided that such transfers and excise payments shall not in the aggregate exceed Five Million and no/100s Dollars ($5,000,000.00).

      "GAAP" or "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

      "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

      "GOVERNMENTAL AUTHORITY" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the FDIC, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

      "GUARANTY", "GUARANTEED" or to "GUARANTEE" as applied to any obligation means and includes:

      (a) a guaranty (other than by endorsement of negotiable instruments or items for collection in the ordinary course of business or delivery to the Agent on account of the Obligations), directly or indirectly, in any manner, of any part or all of such obligation; or

      (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by:

            (i)   the purchase of securities or obligations,

            (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss,

            (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation,

            (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or

            (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

      "HAZARDOUS MATERIALS" means all hazardous or toxic materials as defined by any Applicable Law and includes, without limitation, (a) hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, or in any other applicable Environmental Laws, (b) hazardous substances, as defined in the Comprehensive Environmental Response, Compensation and Liability Act, or in any other applicable Environmental Laws, (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any other applicable Environmental Laws, (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any other applicable Environmental Laws, or (f) any hazardous waste, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used or defined in the Hazardous Materials Transportation Act, the Clean Air Act or the Clean Water Act, as each such Act, statute or regulation may be amended from time to time.

      "INDEBTEDNESS" as applied to a Person means, without duplication, (a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined including, without limitation, all Capitalized Lease Obligations of such Person and all reimbursement obligations due or that may become due of such Person under letters of credit and acceptances issued for its account, and (b) all obligations of other Persons which such Person has Guaranteed.

      "INSTRUMENT" shall mean a negotiable instrument or any other writing that evidences a right to payment of money and is not itself a security agreement or lease and is of a type that is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment.

      "INTANGIBLE ASSETS" shall mean any of a Person's personal property (including choses in action) other than goods, Accounts, Documents, Instruments and money and including, but not limited to all now owned or hereafter acquired
(i) deferred assets, other than prepaid insurance and prepaid taxes, (ii) goodwill, manufacturing and processing rights, patents, patent right licenses, franchises, permits, copyrights, trademarks, service marks, trade names, trademark and trade name registrations and applications, trade secrets, customer lists, tax refund claims, incentive payments, insurance proceeds, experimental expenses and other similar assets which would be classified as "intangible assets" under GAAP, (iii) treasury stock and any write-up of the value of any assets after the date hereof unless in accordance with GAAP, and (iv) all proceeds of any and all of the foregoing.

      "INTERBANK OFFERED RATE" means, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3750 (or any successor page) as the London Interbank Offered Rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If, for any reason, such rate is not available, the term "Interbank Offered Rate" shall mean, with respect to any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Reuters Screen LIBOR Page as the London interbank offered rate of deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBOR Page, the applicable rate shall be the arithmetic means of all such rates.

      "INTEREST PERIOD" means for any Base Rate Loan one (1) day and for any Eurodollar Loan, the period commencing on the date of the Borrowing, Conversion or Continuation of such Eurodollar Loan and ending on the last day of the period pursuant to the provisions below. The duration of each Interest Period for Eurodollar Rate Loans shall be one (1), two (2) or three (3) months, as designated by Borrower. Borrower shall, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, designate the beginning of each such Interest Period. In no event shall an Interest Period on a Revolving Loan extend beyond the Revolving Termination Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; PROVIDED, HOWEVER, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

      Any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

      There shall not be more than eight (8) Interest Periods in effect for the Revolving Loans and one (1) Interest Period in effect for the Terms Loans on any day.

      "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

      "INVENTORY" means (a) all inventory of the Borrower or any Subsidiaries and all goods intended for sale or lease by the Borrower or any Subsidiaries, or for display or demonstration; (b) all work-in-process; (c) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in the Borrower's or such Subsidiary's business; and (d) all warehouse receipts and other documents relating to any of the foregoing.

      "INVENTORY VALUE" means the lesser of (i) the contract amount for the sale of any Inventory or (ii) the market value of such Inventory.

      "L/C COMMITMENT AMOUNT" equals $2,000,000, as the same may be reduced permanently from time to time pursuant to Section 3.08 hereof.

      "L/C TERMINATION DATE" means the Revolving Termination Date or the Facility Termination Date, whichever occurs first.

      "LENDER" shall have the meaning set forth in the introductory paragraph hereof and shall include each Lender's successors and permitted assigns.

      "LENDING OFFICE" means, for each Lender, the "Lending Office" specified for such Lender on the signature pages attached hereto.

      "LETTER OF CREDIT" has the meaning set forth in Section 3.01(a).

      "LETTER OF CREDIT FACILITY" means the credit facility described in Article III pursuant to which the Letters of Credit are to be issued.

      "LETTER OF CREDIT ISSUER" means the Agent or, with the written consent of the Agent and the Borrower, any other Lender that issues Letters of Credit for the account of the Borrower pursuant to Section 3.01.

      "LIEN" as applied to the property of any Person means: (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction.

      "LOAN" or "LOANS" means any Revolving Loan or Term Loan or collectively all of the Revolving Loans and Term Loans.

      "LOAN COMMITMENT" means the aggregate commitments of $70,000,000 from the Lenders for Term Loans, Revolving Loans and Letters of Credit.

      "LOAN DOCUMENT" means this Agreement, each of the Notes, the Security Documents and each other document or instrument executed and delivered by a party comprising Borrower in connection with this Agreement, the Revolving Credit Facility, the Term Loan Facility, the Letter of Credit Facility or any of the foregoing agreements.

      "MARKETABLE SECURITIES" means securities which are Permitted Investments.

      "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect upon such Person's business, assets, liabilities, financial condition, results of operations or business prospects, as determined by the Required Lenders in their sole discretion exercised in good faith.

      "MONEY BORROWED" means, as applied to the Indebtedness of a Person,

      (a)   Indebtedness for money borrowed, or

      (b) Indebtedness, whether or not in any such case the same was for money borrowed, but other than trade debt of such Person incurred in the ordinary course of business:

            (i) represented by notes payable, and drafts accepted, that represent extensions of credit,

            (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or

            (iii) upon which interest charges are customarily paid or that was issued or assumed as full or partial payment for property, or

      (c)   Indebtedness that constitutes a Capitalized Lease Obligation, or

      (d) Guaranty of Indebtedness that is such by virtue of clause (b) of the definition of Indebtedness, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed.

      "MORTGAGE" means, collectively, all mortgages, deeds of trust, deeds to secure debt and/or similar document or instrument granting a Lien to the Agent (or a trustee for the benefit of the Agent) for the benefit of the Agent and the Lenders in Mortgaged Property, as such documents may be amended, modified or supplemented from time to time.

      "MORTGAGED PROPERTY" means, collectively, each parcel of real property and all improvements, fixtures and other items of real property related thereto and the products and proceeds thereof now owned or hereafter acquired by Borrower or any Domestic Subsidiary that is described on Schedule 1 attached hereto.

      "MORTGAGED PROPERTY SUPPORT DOCUMENTS" means, for each Mortgaged Property,
(i) the Title Policy pertaining thereto, (ii) such surveys that permit the survey exception to the title policy to be deleted except for such encroachments, overlaps and other matters that are acceptable to the Agent, flood hazard certifications, appraisals, and environmental reports thereof as the Agent may require prepared by recognized experts in their respective fields selected by Borrower and reasonably satisfactory to the Agent, (iii) as to Mortgaged Properties located in a flood hazard area, such flood hazard insurance as the Agent may require, (iv) with respect to facilities leased or subleased to third parties, such lessees' estoppel, waiver and consent certificates and subordination, nondisturbance and attornment agreements, (v) such owner's or lessee's affidavits as the Agent may reasonably require, (vi) such opinions of local counsel with respect to the Mortgages as the Agent may reasonably require, and (vii) such other documentation as the Agent may reasonably require, in each case as shall be in form and substance reasonably acceptable to the Agent.

      "MULTIEMPLOYER PLAN" has the meaning set forth in Section 4001(a)(3) of ERISA, as amended or revised from time to time.

      "NOTE" means a Revolving Note or a Term Note, and "NOTES" means each and every Note.

      "NOTICE OF BORROWING" means a notice in the form of Exhibit "C" hereto to be delivered to the Agent pursuant to Section 2.02 and 2.07 indicating the intention of the Borrower to borrow Revolving Loans and the Term Loan.

      "NOTICE OF CONTINUATION/CONVERSION" means a notice in the form of Exhibits "D" and "E", respectively, hereto to be delivered to the Agent pursuant to
Section 2.02 in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan, the continuation or conversion of a Eurodollar Rate Loan into a Base Rate Loan or the continuation or conversion of any Base Rate Loan into a Eurodollar Rate Loan.

      "OBLIGATIONS" means, individually and collectively: (a) the Revolving Loans; (b) the Term Loans, (c) all Reimbursement Obligations; and (d) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and any Subsidiary owing to the Agent or Lenders of every kind, nature and description, under or in respect of this Agreement, any Note or any of the other Loan Documents including, without limitation, any renewals or extensions thereof, the Fees, and whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

      "OBLIGORS" shall mean Borrower and any of its Domestic Subsidiaries which have title to any Collateral.

      "PAYMENT DATE" shall have the meaning set forth in Section 3.04(a).

      "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

      "PERMITTED INVESTMENTS" means (i) prime commercial paper of a domestic issuer rated at least "A-1" or "P-1", (ii) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or Canada having capital resources in excess of $500,000,000 and a short-term debt rating of "A-1" or "P-1" and a long term debt rating of "A" or higher and denominated in U.S. Dollars, (iii) direct obligations of the United States government or any agency thereof, and obligations guaranteed by the United States government, with maturities or one year or less from the date of acquisition, or (iv) money market deposit accounts with a commercial bank organized under the laws of the United States or Canada having capital resources in excess of $500,000,000 and a short term debt rating of "A-1" or "P-1" and a long term debt rating of "A" or higher and denominated in U.S. Dollars.

      "PERMITTED LIENS" means, as to any Person:

      (a) inchoate Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business payment of which is not yet due;

      (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen's compensation, unemployment insurance or similar legislation;

      (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or materially impair the use thereof in the business of such Person;

      (d)   Liens in existence as of the date hereof and specified on
Schedule 7.01(g);

      (e)   Liens in favor of the Agent on behalf of the Lenders;

      (f)   Liens which have been approved by the Required Lenders;

      (g) Liens upon property leased under a capital lease and placed upon such property to secure the lease payments under such capital lease, provided, (i) any such Lien shall not encumber any other property of the Borrower or such Subsidiary, (ii) any such lien shall not exceed the total of such lease payments, and (iii) the Agent has approved such capital lease transaction;

      (h) Purchase money liens on capital assets acquired after the date hereof securing the purchase price, or a portion thereof, of such capital asset, provided (i) any such Liens shall not encumber any other property of the Borrower or any Subsidiary, (ii) any such Lien shall not exceed the purchase price of such capital asset, and (iii) the aggregate amount of the debt secured by such liens does not exceed $250,000.00; and

      (i)   The lien on the Tank Project securing the Tank Loan.

      "PERSON" means an individual, corporation, partnership, limited liability corporation or partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

      "PLAN" means an employee benefit plan maintained for employees of the Borrower or any of its Subsidiaries that is covered by Title IV of ERISA, including such plans as may be established after the Agreement Date.

      "PLEDGE AGREEMENT" means the pledge in the form attached hereto as Exhibit "F" pursuant to which the stock in the Current Subsidiaries is pledged to the Agent for the benefit of the Lenders to secure the Loans.

      "POST-DEFAULT RATE" means a rate equal to two percent (2%) per annum above the Base Rate as in effect from time to time.

      "PRINCIPAL OFFICE" means with respect to the Agent, the office of the Agent located at 420 North 20th Street, Birmingham, AL 35203, Attn: Florida Corporate Banking (West Palm Beach).

      "QUARTERLY PAYMENT DATE" means the last Business Day of each March, June, September and December to and including the Term Loan Maturity Date, commencing December 31, 2001.

      "REAL ESTATE" shall mean any parcel or parcels of real property owned by an Obligor.

      "REIMBURSEMENT OBLIGATION" means the absolute and unconditional obligation of the Borrower to reimburse the Letter of Credit Issuer for any Drawing pursuant to Section 3.04(b).

      "REPORTABLE EVENT" has the meaning set forth in Section 4043(b) of ERISA, but shall not include a Reportable Event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations.

      "REQUIRED LENDERS" means Lenders holding 66 2/3% of the Commitments provided that, if the Commitments shall have been terminated for any reason, "Required Lenders" shall mean Lenders holding 66 2/3% of the outstanding principal amount of the Loans and participation interests in Letters of Credit.

      "RESTRICTED DISTRIBUTION" means any payment, dividend or other distribution of income, cash or other assets of the Borrower by the Borrower to any of the Borrower's shareholders, partners or other Persons holding an equity interest in the Borrower other than payments to employees, officers and directors of Borrower in the ordinary course of Borrower's business as currently conducted.

      "RESTRICTED PURCHASE" means any payment by the Borrower to any of the Borrower's shareholders, partners or other Persons holding an equity interest in the Borrower on account of the purchase, redemption or other acquisition or retirement of such equity interest in the Borrower.

      "REVOLVING COMMITMENT" means $30,000,000, as the same may be reduced permanently from time to time pursuant to Section 2.12 hereof.

      "REVOLVING CREDIT FACILITY" means the revolving credit facility described in Section 2.01 hereof.

      "REVOLVING LOAN" has the meaning set forth in Section 2.01 hereof.

      "REVOLVING NOTE" has the meaning set forth in Section 2.06 hereof.

      "REVOLVING TERMINATION DATE" means the date that is three (3) years after the date of this Agreement, provided that if such date is not a Business Day, "Revolving Termination Date" shall mean the immediately preceding Business Day.

      "SEC" means the Securities & Exchange Commission of the United States of America.

      "SECURED OBLIGATIONS" means, individually and collectively: (a) the Revolving Loans; (b) the Term Loans, (c) all Reimbursement Obligations; and (d) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower owing to the Agent or Lenders of every kind, nature and description, under or in respect of this Agreement, any Note or any of the other Loan Documents including, without limitation, any renewals or extensions thereof, the Fees, and whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

      "SECURITY AGREEMENT" means, collectively, that certain Security Agreement executed by the Obligors in favor of the Administrative Agent, substantially in the form of Exhibit "G" attached hereto granting a Security Interest to the Administrative Agent for the benefit of the Lenders in the Collateral, as the same may be amended, modified, supplemented, restated or replaced from time to time.

      "SECURITY DOCUMENTS" means the Mortgages, Security Agreement, the Financing Statements, the Pledge Agreement and all other documents, agreements, instruments, assignments, financing statements, certificates of title, notices, returns and other security instruments and records, however described or denominated, now or hereafter created or existing, pledging or evidencing any pledge of any property or assets, however described, to secure any or all of the Obligations.

      "SECURITY INTEREST" means the Lien of the Agent for the benefit of the Lenders upon, and the collateral assignment to the Agent for the benefit of the Lenders of, the Collateral pursuant to the Pledge Agreement and any other Loan Document.

      "SENIOR MANAGEMENT" includes, but is not limited to, Messrs. Pincourt, Maltby, Valdes, Mitchell and Edwards and specifically requires that Messrs. Pincourt, Maltby and Valdes in the aggregate have and exercise the same extent of management control and responsibilities as they had on the date of execution of the Credit Agreement.

      "STATED AMOUNT" means the amount available to be drawn by a Beneficiary under a Letter of Credit from time to time, as the Stated Amount of any such Letter of Credit may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

      "SUBSIDIARY" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests are owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries.

      "SUBSIDIARY SECURITIES" means the shares of capital stock or the other equity interests issued by or equity participations in any Foreign Subsidiary, whether or not constituting a "security" under Article 8 of the Uniform Commercial Code as in effect in any jurisdiction.

      "SURVEY" means an ALTA survey of each parcel of Real Estate sufficient to allow the title insurer to delete the standard survey title exception from the title insurance policy issued to the Agent.

      "TANGIBLE NET WORTH" means, with respect to any date of determination and any Person, the consolidated shareholders' equity of such Person less (i) all goodwill, non-compete agreements, and other assets which are classified as intangible assets in accordance with GAAP except the trademarks listed on

Schedule 7.01(p), and (ii) all Indebtedness owing to such Person by any of its Affiliates other than Indebtedness owing to Borrower on the date hereof from Premier Wines & Spirits, Ltd. and Antillean Liquors, N.V. disclosed on Schedule 7.01(g), the aggregate principal balance of which does not exceed $2,000,000.

      "TANK PROJECT" means the new molasses storage tank to be constructed at the St. Croix facility owned by Virgin Islands Rum Industries, Ltd.

      "TANK LOAN" means the loan from Westway Trading Corporation which is to be used to finance the construction of the Tank Project.

      "TERM LOAN COMMITMENT" means $40,000,000.

      "TERM LOAN FACILITY" means the Term Loan facility described in Section
2.07 hereof.

      "TERM LOAN" means a loan made to the Borrower pursuant to Section 2.07 hereof.

      "TERM LOAN MATURITY DATE" means September 30, 2006, provided that if such date is not a Business Day, "TERM LOAN MATURITY DATE" shall mean the immediately preceding Business Day.

      "TERM NOTE" has the meaning set forth in Section 2.08 hereof.

      "TERMINATION EVENT" means (a) a Reportable Event; (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA or (c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan.

      "TITLE POLICY" means, with respect to each Mortgaged Property, the mortgagee title insurance policy (together with such endorsements as the Agent may reasonably require) issued to the Agent in respect of such Mortgaged Property by an insurer selected by Borrower and reasonably acceptable to the Agent, insuring (in an amount satisfactory to the Agent) the Lien of the Agent for the benefit of the Agent and the Lenders on such Mortgaged Property to be duly perfected and of first priority, subject only to such exceptions as shall be acceptable to the Agent.

      "TYPE" with respect to any Loan, refers to whether such Loan is a Eurodollar Rate Loan or a Base Rate Loan.

      "UNFUNDED VESTED ACCRUED BENEFITS" means with respect to any Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan EXCEEDS (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan.

      "UNIFORM COMMERCIAL CODE" or "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Florida.

      SECTION 1.02. GENERAL. All terms of an accounting nature not specifically defined herein shall have the meaning ascribed thereto by GAAP. References in this Agreement to "Sections", "Articles", "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement
(a) shall
include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to "Subsidiary" shall mean a Subsidiary of the Borrower or a Subsidiary of such Subsidiary. Unless otherwise indicated, all references to time are references to prevailing Eastern time. Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with generally accepted accounting principles. References in this Agreement to "including" shall mean "including without limiting the generality of any description preceding such term."


                                   ARTICLE II
                            REVOLVING CREDIT FACILITY

      SECTION 2.01. REVOLVING CREDIT FACILITY. Subject to the terms and conditions hereof, during the period from the Effective Date to the Revolving Termination Date, each Lender severally agrees to make revolving loans (the "REVOLVING LOANS") to the Borrower in an aggregate principal amount at any time outstanding up to, but not exceeding the product of (a) and (b), with (a) being equal to (i) the Available Revolving Commitment at such time LESS (ii) the aggregate Stated Amounts of Letters of Credit outstanding at such time, and (b) being equal to such Lender's Credit Percentage; PROVIDED, however, that the Lenders will not be required and shall have no obligation to make any such loan
(i) so long as a Default or an Event of Default has occurred and is continuing, or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default. Subject to the terms and conditions of this Agreement, during the period from the Effective Date until but not including the Revolving Termination Date, the Borrower may borrow, repay and reborrow Revolving Loans; PROVIDED, however, that (y) no Revolving Loan that is an Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Revolving Termination Date, and (z) each Revolving Loan that is an Eurodollar Rate Loan may, subject to the provisions of Section 2.12, be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section
2.12. All Borrowings of Revolving Loans which are Eurodollar Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 thereof in excess of that amount and if such Loans are Base Rate Loans, shall be in the aggregate minimum amount of $250,000 and integral multiples of $100,000 thereof in excess of that amount. At no one time will there be outstanding more than eight (8) Eurodollar Rate Loans.

      SECTION 2.02. BORROWINGS UNDER REVOLVING CREDIT FACILITY. An Authorized Representative shall give the Agent (1) at least three (3) Business Days' irrevocable written notice by telefacsimile transmission of a Notice of Borrowing with appropriate insertions, effective upon receipt, of each Revolving Loan that is an Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the conversion of a borrowing hereunder from Base Rate Loans to Eurodollar Rate Loans) prior to 11:00 a.m. prevailing Eastern Time ("ET"), and (2) irrevocable written notice by telefacsimile transmission of a Notice of Borrowing with appropriate insertions, effective upon receipt, of each Revolving Loan that is a Base Rate Loan (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 11:00 a.m. EST on the day of such proposed Revolving Loan which shall be a Business Day. Each such notice shall specify the amount of the borrowing, the Type of Revolving Loan, and the date of the borrowing. Notice of receipt of such Borrowing Notice together with the amount of each Lender's portion of the Loan requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 11:00 a.m. ET) not later than 2:00 p.m. ET on the same date as the Agent's receipt of such notice.

      SECTION 2.03.  DISBURSEMENTS UNDER REVOLVING CREDIT FACILITY.

      (a) No later than 3:00 p.m. ET on the date specified in a Notice of Borrowing on which Revolving Loans are to be borrowed, each Lender will make available for the account of its applicable Lending Office to the Agent at the address of the Agent set forth on the signature pages hereof, the Revolving Loan to be made by it, by wire transfer of immediately available funds pursuant to wiring instructions set forth on Annex I attached hereto or as otherwise directed by the Agent in writing. Unless the Agent shall have been notified in writing by any Lender prior to the requested date of any Borrowing that such Lender does not intend to make available to the Agent its portion of the Borrowing requested to be made on such date, the Agent may assume that such Lender will make such amount available to the Agent on the date of the requested Borrowing as set forth in the Notice of Borrowing and the Agent may, in reliance upon such assumption, make available to the Borrower the amount of the Borrowing to be provided by such Lender.

      (b) Provided that the applicable conditions set forth in Article VI hereof for such Borrowing are fulfilled, all funds received by the Agent from the Lenders pursuant to Section 2.03(a) will be made available to the Borrower by credit to the account of the Borrower maintained with the Agent and specified in the Notice of Borrowing.

      (c) If the amount described in Section 2.03(a) is not in fact made available to the Agent by a Lender (such Lender being herein referred to as a "DEFAULTING LENDER") and the Agent has nevertheless made available to the Borrower the amount of the Borrowing to be provided by such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Defaulting Lender. If such Defaulting Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Defaulting Lender interest on such corresponding amount in respect of each day from the date such amount was made available to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to the overnight Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender of its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

      SECTION 2.04. SEVERAL OBLIGATIONS. No Lender shall be responsible for the failure of any other Lender to make a Revolving Loan to be made by such other Lender pursuant to a Notice of Borrowing; PROVIDED, HOWEVER, that the failure of any Lender to make a Revolving Loan to be made by it under a Notice of Borrowing shall not relieve the obligation of each other Lender to make the Revolving Loan to be made by such other Lender under such Notice of Borrowing.

      SECTION 2.05.  REPAYMENT OF REVOLVING LOANS.

      (a) Pursuant to the terms of the Revolving Notes, the Borrower shall repay the entire outstanding principal amount of, and all then accrued, unpaid interest on, the Revolving Loans on the Revolving Termination Date.

      (b) If at any time the aggregate principal amount of the Revolving Loans PLUS the aggregate Stated Amounts of all Letters of Credit outstanding at such time exceeds the Available Revolving Commitment in effect at such time, the Borrower shall immediately pay to the Agent for the respective accounts of the Lenders the amount of such excess. Such payment shall be applied to pay all amounts of principal outstanding on the Revolving Loans PRO RATA in accordance with the first sentence of Section 4.05 hereof and the remainder, if any, shall be deposited by the Agent into the Cash Collateral Account for application to any Reimbursement Obligation that may become due with respect to any Letters of Credit then outstanding. In the event the Borrower is required to pay any outstanding Eurodollar Rate Loans by reason of this Section 2.05(b) prior to the end of the applicable Interest Period therefor, the Borrower shall indemnify each Lender against the losses, costs and expenses described in Section 2.12 hereof incurred by such Lender.

      SECTION 2.06. REVOLVING NOTES. The obligation of the Borrower to repay the Revolving Loans shall be evidenced by promissory notes (each a "REVOLVING NOTE" and collectively, the "REVOLVING NOTES"). Each Revolving Note delivered to each Lender shall be payable to such Lender, shall be in the face amount equal to the product of: (a) such Lender's Credit Percentage TIMES (b) the Revolving Commitment, and shall be in substantially the form of Exhibit "H" hereto. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from each Revolving Loan made by such Lender from time to time and the amounts of principal and interest payable and paid from time to time in respect of each such Revolving Loan. In any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall be presumptive evidence of the existence and amounts of the obligations of the Borrower therein recorded absent manifest error.

      SECTION 2.07. TERM LOAN FACILITY. Subject to the terms and conditions hereof, each Lender severally agrees to make a Term Loan to the Borrower on the Effective Date in a principal amount equal to its Credit Percentage of the Term Loan Commitment. An Authorized Representative shall give the Agent (1) at least three (3) Business Days' irrevocable written notice by telefacsimile transmission of a Notice of Borrowing with appropriate insertions, effective upon receipt, if a Eurodollar Rate Loan (including conversion from a Base Rate Loan to a Eurodollar Rate Loan) prior to 11:00 a.m. ET, and (2) irrevocable written notice by telefacsimile transmission of a Notice of Borrowing with appropriate insertions, effective upon receipt, if a Base Rate Loan (including conversion from a Eurodollar Rate Loan to a Base Rate Loan) prior to 11:00 a.m. ET on the Effective Date. Notice of receipt of such Borrowing Notice together with the amount of each Lender's portion of the Loan requested thereunder shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 11:00 a.m. ET) not later than 1:00 p.m. ET on the same date as the Agent's receipt of such notice. No later than 2:00 p.m. ET on the Effective Date each Lender will make available for the account of its applicable Lending Office to the Agent, at the address of the Agent set forth on the signature pages hereof, the Term Loan to be made by it by wire transfer of immediately available funds pursuant to the wiring instructions set forth on Annex I attached hereto or as otherwise directed by the Agent in writing. No later than 5:00 p.m. ET on the Effective Date the Agent shall make available to or for the account of the Borrower, and in accordance with the written instructions of the Borrower, the proceeds of the Term Loans made available to the Agent by the Lenders. No Lender shall be responsible for the failure of any other Lender to make the Term Loan to be made by such other

Lender pursuant to this Section 2.07; PROVIDED, HOWEVER, that the failure of any Lender to make the Term Loan to be made by it under this Section 2.07 shall not relieve the obligation of each other Lender to make the Term Loan to be made by such other Lender under this Section 2.07.

      SECTION 2.08. TERM NOTES. The obligation of the Borrower to repay the Term Loans shall be evidenced by promissory notes (each a "TERM NOTE" and, collectively, the "TERM NOTES"). Each Term Note delivered to a Lender shall be payable to such Lender, shall be in the face amount equal to the principal amount of such Lender's Term Loan made on the Effective Date, and shall be substantially in the form of Exhibit "I" hereto. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from the Term Loan made by such Lender and the amounts of principal and interest payable and paid from time to time in respect of such Term Loan. In any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall be presumptive evidence of the existence and amounts of the obligations of the Borrower therein recorded absent manifest error.

      SECTION 2.09. TERM LOAN AMORTIZATION AND MATURITY. On each Quarterly Payment Date commencing with the Quarterly Payment Date occurring on December 31, 2001 and on the Term Loan Maturity Date, the Borrower shall, pursuant to the terms of the Term Notes, make a scheduled payment of the outstanding principal amount of the Term Loan in an aggregate amount equal to the lesser of (i) the then outstanding principal balance of all Term Notes and (ii) the amount set forth below opposite such Quarterly Payment Date or Term Loan Maturity Date, as the case may be:

                                             Term Loan Maturity Date
Quarterly Payment Date Occurring in:         Aggregate Principal Payment
------------------------------------         ---------------------------
December 31, 2001                            $1,000,000
March 31, 2002                               $1,000,000
June 30, 2002                                $1,000,000
September 30, 2002                           $1,000,000
December 31, 2002                            $1,000,000
March 31, 2003                               $1,000,000
June 30, 2003                                $1,000,000
September 30, 2003                           $1,000,000
December 31, 2003                            $1,000,000
March 31, 2004                               $1,000,000
June 30, 2004                                $1,000,000
September 30, 2004                           $1,000,000
December 31, 2004                            $1,000,000
March 31, 2005                               $1,000,000
June 30, 2005                                $1,000,000
September 30, 2005                           $1,000,000
December 31, 2005                            $1,000,000
March 31, 2006                               $1,000,000
June 30, 2006                                $1,000,000
September 30, 2006                           Remaining unpaid principal balance

In addition to the foregoing payments, Borrower shall make an additional payment against the principal balance of the Term Loans in an amount equal to fifty percent (50%) of the Borrower's domestic operating profit excluding operating profits generated by Subsidiaries which are organized outside the fifty (50) states of the United States of America less interest payments, taxes and debt service within one hundred twenty (120) days after the end of each fiscal year of Borrower beginning September 30, 2002 during the term of this Term Loans until such time as Borrower's Funded Debt to EBITDA Ratio falls below 3.0 to 1.0.

      SECTION 2.10.  INTEREST ON LOANS.

      (a) INTEREST ON EURODOLLAR RATE LOANS. Subject to the provisions of
Section 4.01 hereof, (i) in the case of each Revolving Loan or portion thereof that is a Eurodollar Rate Loan, interest shall be payable on the day after the expiration of each Interest Period commencing with the end of the first such Interest Period (and after maturity of such Loan (whether by acceleration or otherwise) upon demand) at an interest rate per annum equal to the Adjusted Eurodollar Rate for the Interest Period in effect for such Eurodollar Rate Loan, and (ii) in the case of the Term Loan if a Eurodollar Rate Loan, interest shall be payable at the expiration of each Interest Period commencing with the end of the first such Interest Period (and after maturity of such Loan (whether by acceleration or otherwise) upon demand) at an interest rate per annum equal to the Adjusted Eurodollar Rate for the Interest Period in effect for such Eurodollar Rate Loan. The Agent upon determining the Adjusted Eurodollar Rate for any Interest Period shall promptly notify the Borrower and the Lenders. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

      (b) INTEREST ON BASE RATE LOANS. Subject to the provisions of Section 4.01 hereof, (i) in the case of each Revolving Loan or portion thereof that is a Base Rate Loan, interest shall be payable quarterly on each Quarterly Payment Date commencing December 31, 2001 and the Revolving Termination Date (and after maturity (whether by acceleration or otherwise) upon demand) at an interest rate per annum equal to the Adjusted Base Rate, and (ii) in the case of the Term Loan if a Base Rate Loan, interest shall be payable quarterly on each Quarterly Payment Date commencing December 31, 2001 and on the Term Loan Maturity Date (and after maturity of such Loan (whether by acceleration or otherwise) upon demand) at an interest rate per annum equal to the Adjusted Base Rate. In the event of any change in the Base Rate, the rate hereunder shall change, effective as of the day the Base Rate changes.

      (c) INTEREST ON TERM LOANS. Notwithstanding any provision to the contrary in this Agreement or any other Loan Document the interest rate on the entire principal balance of the Term Loans shall be either at one Adjusted Eurodollar Rate or at one Base Rate as selected by Borrower as provided herein.

      SECTION 2.11.  NOTICE OF CONTINUATION AND NOTICE OF
CONVERSION/UNAVAILABILITY OF CERTAIN LOANS/FUNDING LOSSES.

      (a) With respect to any Borrowing consisting of Eurodollar Rate Loans, the Borrower may, subject to the provisions of Section 2.11(c) and Section 6.02, elect to maintain such Borrowing or any portion thereof consisting of Eurodollar Rate Loans by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the day immediately following the last day of the immediately preceding Interest Period. If such election pertains to Term Loans the election shall be effective for all of the Term Loans then outstanding. Each selection of a new Interest Period (a

"CONTINUATION") shall constitute a Borrowing and shall be made by written notice given not later than 11:00 a.m. ET three (3) Business Days prior to the date of any such Continuation relating to Eurodollar Rate Loans by the Borrower to the Agent. Such Notice of Continuation shall be by telefacsimile, in substantially the form of Exhibit "D" hereto, specifying (i) the date of such Continuation which shall be a Business Day, (ii) the aggregate amount of Loans subject to such Continuation and (iii) the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding under this Agreement. Upon receipt of a Notice of Continuation and two (2) days prior to the beginning of the new Interest Period, the Agent shall determine the Adjusted Eurodollar Rate and promptly notify the Borrower and the Lenders in writing thereof by facsimile transmission. The Borrower may elect to maintain more than one Borrowing which consists of Revolving Loans but not Term Loans as Eurodollar Rate Loans by combining such Borrowings into one Borrowing and selecting a new Interest Period pursuant to this Section 2.11(a); PROVIDED, HOWEVER, that each of the Borrowings so combined shall consist of Eurodollar Rate Loans having Interest Periods commencing and ending on the same date. Borrowings of Revolving Loans may not be combined with Borrowings of Term Loans and vice versa. If the Borrower shall fail to select a new Interest Period for any Borrowing consisting of Eurodollar Rate Loans in accordance with this Section 2.11(a), the Agent will continue such Loans as Base Rate Loans.

      (b) The Borrower may on any Business Day, upon a Notice of Conversion given to the Agent, and subject to the provisions of Section 2.11(c) and Section 6.02, convert the entire amount of the outstanding Term Loans or a portion of all Revolving Loans of one Type into Loans of another Type; PROVIDED, HOWEVER, that any conversion of any Eurodollar Rate Loans into Loans of another Type shall be made on, and only on, the last day of an Interest Period for such Loans. Each such Notice of Conversion shall be given not later than 11:00 a.m. ET on the same Business Day of any proposed conversion into Base Rate Loans and three (3) Business Days prior to the date of any proposed Conversion into Eurodollar Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be made in writing by telefacsimile in substantially the form of Exhibit "E" hereto specifying (i) the requested date of such Conversion which shall be a Business Day, (ii) the Type of Loans to be converted, (iii) the portion of such Type of Loan to be converted, (iv) the Type of Loan into which such Loans are to be converted and (v) if such Conversion is into Eurodollar Rate Loans, the requested Interest Period of such Loan. Each Conversion shall be in an aggregate amount for the Loans of all Lenders of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof for Eurodollar Rate Loans and not less than $250,000 or an integral multiple of $100,000 in excess thereof for Base Rate Loans. Upon receipt of a Notice of Conversion to a Eurodollar Rate Loan, and two (2) days prior to the beginning of a new Interest Period the Agent shall determine the Adjusted Eurodollar Rate and shall promptly notify the Borrower and the Lenders in writing thereof via facsimile transmission. The Borrower must elect to convert the entire amount of the outstanding Term Loans or may elect to convert the entire amount of or a portion of all Revolving Loans into Loans of another Type. Borrower may convert Revolving Loans into another Type by combining such Borrowings into one Borrowing consisting of Loans of another Type; PROVIDED, HOWEVER, that such Loans shall have Interest Periods ending on the same date.

      (c) Notwithstanding paragraphs (a) and (b) above or any other provision of this Article II to the contrary:

            (i) if the Agent is unable to determine the Eurodollar Rate for Eurodollar Rate Loans comprising any requested Borrowing, Continuation or Conversion, the right of the Borrower to select or maintain Eurodollar Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exists, and each Loan comprising such Borrowing shall be a Base Rate Loan; and

            (ii) if the Lenders shall, at least two (2) Business Days before the date of any requested Borrowing, Continuation or Conversion, notify the Agent that the Adjusted Eurodollar Rate for any such Borrowing, Continuation or Conversion will not adequately reflect the cost to such Lenders of making, funding or maintaining their respective Loans for such Borrowing, Continuation or Conversion, the right of the Borrower to select Eurodollar Rate Loans for such Borrowing shall be suspended until such Lenders notify the Agent and the Borrower that such rates in fact reflect the cost to such Lenders of making, funding or maintaining their respective Loans, and each Loan comprising such Borrowing, Continuation or Conversion shall be a Base Rate Loan.

      (d) Each Notice of Borrowing, Notice of Continuation and Notice of Conversion shall be irrevocable by and binding on the Borrower. In the case of any Borrowing, Continuation or Conversion that the related Notice of Borrowing, Notice of Continuation or Notice of Conversion specifies is to be comprised of Eurodollar Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure of the Borrower to fulfill for any reason whatsoever including the exercise of any remedies under Section 12.02, on or before the date for such Borrowing, Continuation or Conversion specified in such Notice of Borrowing, Notice of Continuation or Notice of Conversion, the applicable conditions set forth in
Section 6.02 hereof or as a result of the failure of the Borrower to borrow any such requested Eurodollar Rate Loan, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of such Borrowing, Continuation or Conversion, such amount to be determined by each Lender and such determination by such Lender shall be binding upon the Borrower, absent manifest error.

      SECTION 2.12. VOLUNTARY REDUCTION OF REVOLVING COMMITMENT; VOLUNTARY PREPAYMENTS; FUNDING LOSSES. (a) The Borrower shall have the right to reduce permanently the amount of the Revolving Commitment at any time and from time to time without penalty or premium but in no event more frequently than one time during any calendar month upon not less than three (3) Business Days prior written notice which may be by telefacsimile to the Agent of each such reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction shall not be less than $1,000,000 and integral multiples of $500,000 in excess of that amount) and shall be irrevocable once given and effective only upon receipt by the Agent. The Agent will promptly transmit such notice to each Lender. Notwithstanding the foregoing, in no event shall the Borrower be permitted to reduce the Revolving Commitment below an aggregate amount equal to the sum of the aggregate principal amount of Revolving Loans outstanding at such time plus the aggregate Stated Amounts of all outstanding Letters of Credit at such time. The Revolving Commitment once reduced pursuant to this Section shall not be increased.

      (b) The Borrower may prepay any Loan at any time; PROVIDED, HOWEVER, that in the event the Borrower prepays a Eurodollar Rate Loan prior to the end of the applicable Interest Period therefor for any reason whatsoever including the exercise of any remedies under Section 12.02, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any such prepayment including, without limitation, any loss (including loss of anticipated profits after taking into account any reinvestment of funds), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Loan made by such Lender, such amount to be determined by each Lender and such determination by such Lender shall be binding upon the Borrower absent manifest error. The Borrower may prepay any Base
Rate Loan at any time without penalty or premium. Any prepayment of the Term Loans shall be applied to scheduled payments in inverse order of maturity.

      SECTION 2.13. UNUSED REVOLVING CREDIT FACILITY FEES. Borrower shall pay to the Agent for the account of and distribution to the Lenders, a commitment fee, computed at an annual rate equal to that shown as the Unused Revolver Fee on the grid incorporated into the definition of Applicable Margin, on the daily unused portions of the Revolving Commitment of each Lender, such fee being payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Termination Date.

                                   ARTICLE III
                            LETTER OF CREDIT FACILITY

      SECTION 3.01.  LETTERS OF CREDIT/LENDERS' PARTICIPATION.

      (a) Subject to the terms and conditions of this Agreement, the Letter of Credit Issuer, on behalf of the Lenders, agrees to issue for the account of the Borrower one or more documentary or standby letters of credit (individually, a "LETTER OF CREDIT" and collectively, the "LETTERS OF CREDIT") in such form as may be requested from time to time by the Borrower and agreed to by the Letter of Credit Issuer, from and including the Effective Date to the L/C Termination Date, up to a maximum aggregate Stated Amount at any one time outstanding equal to the lesser of (x) the L/C Commitment Amount and (y) the Available Revolving Commitment LESS the aggregate outstanding principal amount of Revolving Loans. Each Letter of Credit shall have an expiration date on or prior to 360 days after the Date of Issuance of such Letter of Credit.

      (b) The Letters of Credit shall be in a form customarily used by the Letter of Credit Issuer or in such other form as has been approved by the Letter of Credit Issuer. At the time of issuance, the amount and the terms and conditions of each Letter of Credit shall be subject to approval by the Letter of Credit Issuer and the Borrower. Any Letter of Credit containing an automatic renewal provision shall also contain a provision pursuant to which, notwithstanding any other provisions thereof, it shall have a final Expiration Date no later than the L/C Termination Date.

      (c) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit in accordance with the procedures set forth in this Article III, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Credit Percentage of the liability of the Letter of Credit Issuer with respect to such Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto, other than amounts owing to the Letter of Credit Issuer under Section 3.03(b) hereof) and any security therefor or guaranty pertaining thereto. Accordingly, each Lender severally agrees that it shall be unconditionally and irrevocably liable, without regard to the occurrence of any Default or Event of Default or any condition precedent whatsoever, to the extent of such Lender's Credit Percentage, to reimburse the Letter of Credit Issuer on demand in immediately available funds in Dollars for the amount of each Drawing paid by the Letter of Credit Issuer under each Letter of Credit issued by the Letter of Credit Issuer to the extent such amount is not reimbursed by the Borrower pursuant to Section 3.04; PROVIDED, HOWEVER, that the Lenders shall not be obligated to reimburse the Letter of Credit Issuer pursuant to this Section 3.01(c) with respect to a Letter of Credit if the Letter of Credit Issuer issues such Letter of Credit after an Event of Default has occurred and the Obligations shall have been accelerated and become due and payable pursuant to Section

12.02(a)(i) or (ii). The failure of any Lender to honor its obligations hereunder shall not relieve any other Lender of its duty to honor its obligations hereunder. Upon the written request of a Lender, the Letter of Credit Issuer shall deliver to such Lender a copy of any Letter of Credit and copies of all material documents delivered to the Letter of Credit Issuer in connection with any Drawing with respect to such Letter of Credit.

      (d) Each payment made by a Lender to the Letter of Credit Issuer pursuant to Section 3.01(c) above shall be treated as the purchase by such Lender of a participating interest in the Borrower's Reimbursement Obligation under Section
3.04 in an amount equal to such payment. Each Lender, so long as it has made the payment required to be made by it pursuant to Section 3.01(c), shall share in accordance with its Credit Percentage in any interest which accrues pursuant to
Section 3.04(b). All amounts recovered by the Letter of Credit Issuer hereunder or under any other Loan Document and which are applied by the Letter of Credit Issuer to the Reimbursement Obligations of the Borrower shall be distributed by the Letter of Credit Issuer to the Lenders who have made the payments required to be made by them pursuant to Section 3.01(c) PRO RATA in accordance with their respective Credit Percentages.

      (e) In addition to other remedies the Letter of Credit Issuer may have under Applicable Law and under this Agreement, if and to the extent that any Lender shall fail to make available to the Letter of Credit Issuer the amount required to be paid by such Lender pursuant to Section 3.01(c), the Letter of Credit Issuer shall be subrogated to the rights of such Lender under this Agreement to the extent of such failure. If any Lender fails to reimburse the Letter of Credit Issuer as provided in Section 3.01(c), such unreimbursed amount shall bear interest from the date of the Letter of Credit Issuer's demand therefor thereof until the date three (3) Business Days after such demand, at the Federal Funds Rate, and thereafter, until paid, at the Base Rate, such interest to be payable by such Lender upon demand therefor by the Letter of Credit Issuer.

      SECTION 3.02.  METHOD OF ISSUANCE OF LETTERS OF CREDIT.

      (a) NOTICE OF ISSUANCE. The Borrower shall give the Letter of Credit Issuer written notice (or telephonic notice confirmed in writing) at least three
(3) Business Days prior to the requested Date of Issuance of a Letter of Credit, such notice to be in substantially the form of Exhibit "J" hereto (a "LETTER OF CREDIT REQUEST"). The Borrower shall also execute and deliver such customary letter of credit application forms as requested from time to time by the Letter of Credit Issuer.

      (b) ISSUANCE. Provided the Borrower has given the notice prescribed by
Section 3.02(a) and subject to the other terms and conditions of this Agreement, including, but not limited to, the satisfaction of any applicable conditions precedent set forth in Article V, the Letter of Credit Issuer shall issue the requested Letter of Credit on the requested Date of Issuance as set forth in the applicable Letter of Credit Request on behalf of the Lenders for the benefit of the stipulated Beneficiary and shall deliver the original of such Letter of Credit to the Beneficiary at the address specified in the notice. At the request of the Borrower, the Letter of Credit Issuer shall deliver a copy of each Letter of Credit to the Borrower within a reasonable time after the Date of Issuance thereof. Upon the written request of the Borrower, the Letter of Credit Issuer shall deliver to the Borrower a copy of any Letter of Credit proposed to be issued hereunder prior to the issuance thereof.

      (c) REPORTING TO LENDERS. Upon the request of a Lender, the Letter of Credit Issuer shall report, from time to time but not more frequently than monthly, to the Lenders the aggregate Stated Amount of all Letters of Credit then outstanding and such other information concerning the Letters of

Credit as a Lender shall reasonably request. The Letter of Credit Issuer shall, at the request of a Lender, deliver copies of any Letter of Credit issued hereunder. Other than as set forth in this Section 3.02(c), the Letter of Credit Issuer shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of the Letter of Credit Issuer to perform its requirements under this Section 3.02(c) shall not relieve the Lenders' reimbursement obligations under Section 3.01(c).

      SECTION 3.03. LETTER OF CREDIT FEES. In consideration for the issuance of each Letter of Credit hereunder, the Borrower hereby agrees to pay (a) to the Agent, for the ratable account of the Lenders in accordance with their respective Credit Percentages, a letter of credit fee of one percent (1%) of the Stated Amount, and (b) to the Letter of Credit Issuer for such Letter of Credit, for the account of such Letter of Credit Issuer, a fronting fee accruing at a rate per annum equal to .25% on the Stated Amount from time to time of such Letter of Credit. The fee provided in (b) above shall be payable quarterly in arrears on each Quarterly Payment Date and on the L/C Termination Date.

      SECTION 3.04.  LETTER OF CREDIT REIMBURSEMENT.

      (a) NOTICE OF DRAWING. The Letter of Credit Issuer shall promptly notify the Borrower and each Lender by telephone, telecopy, telex or other telecommunication of any Drawing under a Letter of Credit and of the anticipated date for payment (the "PAYMENT DATE"). On the Payment Date, the Letter of Credit Issuer shall confirm to the Borrower and each Lender by telephone or telecopy that payment of the Drawing is to be made by the Letter of Credit Issuer on such date.

      (b) PAYMENTS. The Borrower hereby agrees to pay to the Letter of Credit Issuer, in the manner provided in Section 3.04(c):

          (i) on each Payment Date, an amount equal to the amount paid by the Letter of Credit Issuer under a Letter of Credit; and

          (ii) if any Drawing shall be reimbursed to the Letter of Credit Issuer after 2:00 p.m. on the Payment Date, interest on any and all amounts required to be paid pursuant to clause (i) of this Section 3.04(b) from and after the due date thereof until payment in full, payable on demand, at an annual rate of interest equal to the Post-Default Rate.

      (c) METHOD OF REIMBURSEMENT. The Borrower shall reimburse the Letter of Credit Issuer for each Drawing under any Letter of Credit in the following manner:

          (i) the Borrower shall immediately reimburse the Letter of Credit Issuer in accordance with Section 4.04; or

          (ii) (A) if the Borrower has not reimbursed the Letter of Credit Issuer pursuant to subparagraph (i) above and (B) the applicable conditions set forth in Article V have been fulfilled and (C) the Available Revolving Commitment in effect at such time LESS the aggregate Stated Amounts of all outstanding Letters of Credit at such time equals or exceeds the amount of the Drawing to be reimbursed, the Borrower shall request a Borrowing of Revolving Loans as provided in Section 3.04(d), and the proceeds of such Borrowing shall be made available to the Letter of Credit Issuer, by wire transfer of immediately available funds at the address of the Letter of Credit Issuer set forth on the signature pages hereof and pursuant to the wiring instructions specified on Exhibit "K" for the Letter of Credit Issuer in satisfaction of the obligations of the Borrower set forth in subparagraph (i) above; or

          (iii) Pursuant to Section 4.04 but subject to Section 4.06, the
Agent may debit any deposit account of the Borrower maintained with it in an amount equal to the amount of such Drawing and make available such amount to the Letter of Credit Issuer, by wire transfer of immediately available funds at the address of the Letter of Credit Issuer set forth on the signature pages hereof and pursuant to the wiring instructions specified on Annex 1 for the Letter of Credit Issuer in satisfaction of the obligations of the Borrower set forth in subparagraph (i) above.

      (d) LOANS TO FUND DRAWINGS. Upon any Drawing, the Letter of Credit Issuer shall notify Agent if the Borrower has elected to reimburse the Letter of Credit Issuer using the proceeds of Revolving Loans. Upon receipt of such notice and if the conditions set forth in subparagraph (c)(ii) above have been satisfied, each Lender agrees to deliver to the Letter of Credit Issuer its PRO RATA share of the amount of Loans necessary to reimburse the Letter of Credit Issuer for any payment made by the Letter of Credit Issuer pursuant to such Drawing not later than one Business Day after receipt of such notice. Any funds delivered to the Letter of Credit Issuer under this paragraph (d) shall be delivered in the manner set forth in the first sentence of Section 2.03. Unless the Borrower complies with the applicable notice requirements as set forth in Section 2.02(a), any Loan used to repay any Reimbursement Obligation shall initially be a Base Rate Loan.

      SECTION 3.05. NATURE OF LETTER OF CREDIT ISSUER'S DUTIES. In determining whether to honor any Drawing under any Letter of Credit, the Letter of Credit Issuer shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they materially comply on their face with the requirements of that Letter of Credit. The Borrower otherwise assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Letter of Credit Issuer by, the respective Beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, but subject to the last sentence of this Section 3.05, neither the Letter of Credit Issuer nor any of the other Lenders shall be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of, or any Drawing honored under, a Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise, whether or not they be in cipher; (iv) for errors in interpretation of technical terms; (v) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit, or the proceeds thereof; (vi) for the misapplication by the Beneficiary of a Letter of Credit, of the proceeds of any drawing honored under a Letter of Credit; and (vii) for any consequences arising from causes beyond the control of the Letter of Credit Issuer or the other Lenders. None of the above shall affect, impair or prevent the vesting of any of the Letter of Credit Issuer's rights or powers hereunder. Without limitation of the foregoing, any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create against the Letter of Credit Issuer any liability to the Borrower or any Lender.

      SECTION 3.06. OBLIGATIONS ABSOLUTE. The obligations of the Borrower to reimburse the Letter of Credit Issuer for Drawings honored under Letters of Credit and the obligations of the Lenders under Section 3.01(c) to reimburse the Letter of Credit Issuer for any Reimbursement Obligation not reimbursed by the Borrower shall be joint and several and unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

          (i)   any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which the Borrower or any Affiliate of the Borrower may have at any time against a Beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such Beneficiary or transferee may be acting), the Letter of Credit Issuer, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

          (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

          (v) any non-application or misapplication by the Beneficiary of the proceeds of any Drawing under a Letter of Credit;

          (vi) the fact that a Default or Event of Default shall have occurred and be continuing; or

          (vii) any other circumstance or happening whatsoever that may constitute a legal or equitable discharge of the obligations of the Borrower to reimburse the Letter of Credit Issuer for Drawings on Letters of Credit or of the obligations of the Lenders under Section 3.01(e) to reimburse the Letter of Credit Issuer for any Reimbursement Obligation not so reimbursed by the Borrower.

      SECTION 3.07. EXPIRATION DATE OF LETTERS OF CREDIT. If on the date (the "FACILITY TERMINATION DATE") this Agreement and the Letter of Credit Facility is terminated prior to the Expiration Date of any Letter of Credit outstanding hereunder, the Borrower shall, on the Facility Termination Date, deposit with the Letter of Credit Issuer an amount of money equal to the Stated Amount of such Letter of Credit in the Cash Collateral Account. If a Drawing pursuant to such Letter of Credit occurs on or prior to the Expiration Date of such Letter of Credit, the Borrower authorizes the Letter of Credit Issuer to use the monies deposited in the Cash Collateral Account to make payment to the Beneficiary with respect to such Drawing. If no Drawing occurs on or prior to the Expiration Date of such Letter of Credit, the Letter of Credit Issuer shall return to the Borrower the monies deposited in the Cash Collateral Account with respect to such outstanding Letter of Credit on the date which is five (5) Business Days after the Expiration Date of such Letter of Credit. The Borrower hereby collaterally assigns to the Letter of Credit Issuer for its benefit and the benefit of the Lenders and grants to the Letter of Credit Issuer for its benefit and the benefit of the Lenders, a security interest in all funds held in the Cash Collateral Account from time to time and proceeds thereof, as security for the payment of all amounts due and to become due from the Borrower to the Letter of Credit Issuer and the Lenders under this Agreement. The Cash Collateral

Account shall be in the name of the Borrower and the Letter of Credit Issuer as a cash collateral account but the Letter of Credit Issuer shall have sole dominion and control over, and sole access to, the Cash Collateral Account. Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account. The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Cash Collateral Account or any funds held therein, or (ii) create or permit to exist any Lien upon or with respect to the Cash Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement. The Letter of Credit Issuer shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Letter of Credit Issuer accords other funds deposited with the Letter of Credit Issuer, it being understood that the Letter of Credit Issuer shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Cash Collateral Account.

      SECTION 3.08. VOLUNTARY REDUCTION OF L/C COMMITMENT. The Borrower shall have the right to reduce permanently the amount of the L/C Commitment at any time and from time to time without penalty or premium but in no event more frequently than one time during any calendar month upon not less than three (3) Business Days prior written notice to the Letter of Credit Issuer of each such reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction shall not be less than $1,000,000 and integral multiples of $100,000 in excess of that amount) and shall be irrevocable once given and effective only upon receipt by the Letter of Credit Issuer. The Letter of Credit Issuer will promptly transmit such notice to each Lender. Notwithstanding the foregoing, in no event shall the Borrower be permitted to reduce the L/C Commitment below an amount equal to the aggregate Stated Amount of the Letters of Credit outstanding at such time. The L/C Commitment once reduced pursuant to this Section may not be increased.

                                   ARTICLE IV
                        OTHER LOAN AND PAYMENT PROVISIONS

      SECTION 4.01. INTEREST ON OVERDUE PAYMENTS. In the event the Borrower shall fail to pay when due (whether upon demand, at maturity, as required under Sections 2.05 and 2.09, by reason of acceleration or otherwise) any principal of, or interest on, any of the Loans or any Reimbursement Obligation or any other amount owing hereunder or under any Note or other Loan Document when due, such overdue amounts shall bear interest at the Post-Default Rate until such unpaid amount has been paid in full (whether before or after judgment). All interest provided for in this Section shall be immediately due and payable upon demand.

      SECTION 4.02. COMPUTATIONS. Unless otherwise expressly set forth herein, any accrued interest on any Loan and any accrued Fees shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

      SECTION 4.03. USURY. In no event shall the amount of interest due or payable in respect of the Loans exceed the maximum rate of interest allowed by Applicable Law and, in the event any such amount in excess of the maximum rate of interest allowed by Applicable Law is paid by the Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

      SECTION 4.04. PAYMENTS. Except to the extent otherwise provided herein or in the Notes, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, to the Agent at the Agent's Principal Office, not later than 2:00 p.m. ET on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day) and shall be made in accordance with the wiring instructions set forth for the Agent on Annex I attached hereto. The parties agree that if the Borrower makes any payment due hereunder after 2:00 p.m. ET but before 5:00 p.m. ET on the date such payment is due, such late payment shall not constitute a Default under Section 12.01(a) hereof but shall nevertheless be deemed to have been paid as of the next succeeding Business Day as provided in the parenthetical phrase of the preceding sentence. Subject to Sections 4.05 and 4.06 hereof, the Agent or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time from any special or general deposit account of the Borrower with the Agent or such Lender, as the case may be (with notice to the Borrower, the other Lenders and the Agent). The Borrower shall, at the time of making each payment under this Agreement or any Note, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied, and in the event that it fails to so specify, or an Event of Default has occurred and is continuing, the Agent shall apply such payment to the Loans, any Reimbursement Obligation or any other obligation of the Borrower under the Loan Documents in such manner as the Agent may determine to be appropriate, subject to Section 4.05 hereof. Each payment received by the Agent for the account of the Lenders under this Agreement or any Note shall be paid promptly to such Lender (but no later than the next Business
Day), by wire transfer of immediately available funds in accordance with the wiring instructions set forth for such Lender on the Annex I attached hereto, for the account of such Lender at the applicable Lending Office of such Lender. If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension; PROVIDED, HOWEVER, that in no event shall any such due date be extended beyond the Revolving Termination Date and Term Loan Maturity Date.

      SECTION 4.05. PRO RATA TREATMENT. Unless set forth to the contrary herein,
(a) each Borrowing of Revolving Loans and Term Loans, (b) each payment of the principal of or interest on the Revolving Loans and the Term Loans, and (c) each other payment to be made by the Borrower hereunder or under any Loan Document shall be made by, or credited to the account of, the Lenders PRO RATA in accordance with their respective Credit Percentages. All fees referred to in
Section 3.03(b) shall be for the sole account of the respective Letter of Credit Issuer.

      SECTION 4.06. SHARING OF PAYMENTS, ETC. The Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of the Borrower at any of such Lender's offices, in Dollars or in any other currency, against any principal of, or interest on, any of such Lender's Loans hereunder (or other Obligations, if any, owing to such Lender hereunder) which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case such Lender shall promptly notify the Borrower, all other Lenders and the Agent thereof; PROVIDED, HOWEVER, such Lender's failure to give such notice shall not affect the validity of such offset. If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this

Agreement, or shall obtain payment on any other Secured Obligation, if any, owing by the Borrower or a Subsidiary through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower to a Lender not in accordance with the terms of this Agreement and such payment, pursuant to Section 4.05 hereof, should be distributed to the Lenders PRO RATA in accordance with their Credit Percentage, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations arising under or in connection with the Loan Documents owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) PRO RATA in accordance with their respective Credit Percentages. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations arising under or in connection with the Loan Documents owed to such other Lenders made by other Lenders may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

      SECTION 4.07. INSUFFICIENT FUNDS. If on any date the Agent receives funds insufficient to pay in full the principal of any Loans, any Reimbursement Obligation, or any interest, fees or expenses due and payable on or prior to such date, the Agent shall distribute any such funds received by it:

            (a) FIRST, to pay all reasonable expenses due and payable to the Agent PRO RATA in accordance with the respective amounts of such fees and expenses due and payable to Agent;

            (b) SECOND, to pay all fees and expenses due and payable to the Lenders (including the Letter of Credit Issuers) PRO RATA in accordance with the respective amounts of such fees and expenses due and payable to each such Lender;

            (c) THIRD, to pay all accrued but unpaid interest on all outstanding Loans PRO RATA in accordance with Section 4.05; and

            (d) FOURTH, to pay all amounts of principal outstanding on the Loans and any Reimbursement Obligation PRO RATA in accordance with Section 4.05.

      SECTION 4.08. FEES. All Fees payable on a per annum percentage basis shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All Fees shall be payable in addition to, and not in lieu of, interest, compensation, expense, reimbursement, indemnification and other Obligations. All Fees shall be fully earned and non-refundable when paid. All Fees shall bear interest, if not paid when due, at the Post-Default Rate and shall constitute Obligations.

      SECTION 4.09.  [INTENTIONALLY OMITTED]

      SECTION 4.10. INCREASED COSTS. The Borrower agrees that if: (a) any change after the Agreement Date in any law, executive order or regulation or in any request, guideline or directive of any

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administrative or governmental authority (whether or not having the force of law) or in the interpretation thereof by any court or administrative or governmental authority charged with administration thereof, shall either impose, affect, modify or deem applicable any reserve, special deposit, capital maintenance or similar requirement against any Loan or Letter of Credit or the participation of any Lender therein or impose on the Agent, any Letter of Credit Issuer or any Lender any other condition regarding any Loan or Letter of Credit or any Lender's participation therein or (b) there shall occur any change after the Agreement Date in the basis of taxation of payments to any Lender, any Letter of Credit Issuer or the Agent of any amount owing to such Lender, any Letter of Credit Issuer or the Agent hereunder (except for a change in the rate of taxation on the overall net income of the Agent, any Letter of Credit Issuer or any Lender or the branches or foreign Subsidiaries of the Agent, any Letter of Credit Issuer or any Lender), and the result of any event referred to in clause (a) or (b) above shall be to increase the cost to such Lender, any Letter of Credit Issuer or the Agent of making or maintaining any Loan or issuing or maintaining any Letter of Credit hereunder or to reduce the rate of return on capital with respect to any Loan or Letter of Credit, then, upon demand by the Agent, any Letter of Credit Issuer or any such Lender, as the case may be, the Borrower shall immediately pay to the Agent, any Letter of Credit Issuer or such Lender, as the case may be, additional amounts which shall be sufficient to compensate the Agent, any Letter of Credit Issuer or such Lender for such increased cost, tax or reduced rate of return, together with interest on such amount from the date fifteen days after the date the Borrower receives the statement(s) referred to in the next sentence to the date the Borrower pays such increased cost, tax or reduced rate of return in full at the Base Rate. A statement setting forth the basis for requesting such compensation and the method for determining the amount thereof, submitted by the Agent, any Letter of Credit Issuer or such Lender, as the case may be, to the Borrower, shall be conclusive, absent manifest error.

      SECTION 4.11. STATEMENTS OF ACCOUNT. The Agent will account to the Borrower upon request but not more frequently than monthly with a statement of Loans, Letters of Credit, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed final, binding and conclusive upon Borrower unless the Agent is notified by the Borrower in writing within thirty days after the date each account is delivered to Borrower that the Borrower objects to the information, calculations or items therein contained. Such notice shall only be deemed an objection to those items specifically objected to therein. The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from its obligations hereunder.

      SECTION 4.12. DEFAULTING LENDER'S STATUS. Notwithstanding anything contained herein to the contrary, but in addition to provisions regarding the failure of a Lender to perform its obligations hereunder set forth elsewhere in this Agreement, so long as any Lender shall be in default in its obligation to fund its Credit Percentage of any Revolving Loan or participate to the extent of such Lender's Credit Percentage of any Reimbursement Obligation or shall have rejected its Commitment, then for purposes of voting or consenting to matters with respect to the Loan Documents, such Lender's Credit Percentage shall be deemed to be reduced prorata in proportion to the failure to fund, unless and until such failure to fulfill its obligation to fund is cured and such Lender shall have paid, as and to the extent provided in this Agreement, to the applicable party, such amount then owing together with interest thereon as provided in this Agreement. No Commitment of any Lender shall be increased or otherwise affected by any such failure or rejection by any Lender.

      SECTION 4.13. AGENT'S RELIANCE. Neither the Agent nor any Lender shall incur any liability to the Borrower for acting upon any telefacsimile or telephonic notice referred to in this Agreement which the Agent or such Lender believes in good faith to have been given by a person authorized to deliver a

Notice of Borrowing or a Request for Letter of Credit on behalf of the Borrower under Sections 2.02, 2.07, 2.11, 2.18, 3.02 or 3.08 hereof or for otherwise acting in good faith.

                                    ARTICLE V
                                    SECURITY

      SECTION 5.01. SECURITY INTERESTS. As security for the full and timely payment and performance of (i) all Obligations now existing or hereafter arising with respect to clauses (a), (b) and (c) of this Section 5.01. Borrower shall, and shall cause each Subsidiary to, on the Closing Date deliver to the Agent, in form and substance reasonably acceptable to the Agent, the following documents:

                  (a) PLEDGE AGREEMENT. A Pledge Agreement which shall pledge to the Agent for the benefit of the Agent and the Lenders (1) 65% of the Voting Securities of each Foreign Subsidiary (or if a lesser amount shall be owned by Borrower or any Subsidiary, then 100% of such lesser amount),
      (B) if such Subsidiary Securities are in the form of certificated securities, such certificated securities, together with duly executed undated stock powers or other appropriate transfer documents endorsed in blank pertaining thereto, and (C) Uniform Commercial Code financing statements reflecting the Lien in favor of the Agent on such Subsidiary Securities, and shall take such further action and deliver or cause to be delivered such further documents as required by the Security Documents or otherwise as the Agent may reasonably request to effect the transactions contemplated by this Article V; and

                  (b) SECURITY AGREEMENT. The Security Agreement, Financing Statements pertaining thereto, and each other Security Document sufficient to grant to the Agent a valid, duly perfected security interest in the Collateral described therein, subject to no prior Liens other than Permitted Liens, and do all things necessary in the opinion of the Agent and its counsel to grant to the Agent for the benefit of the Lenders a security interest, duly perfected with respect to Collateral governed by the UCC, in all Collateral subject to no Lien other than Permitted Liens.

                  (c) OTHER SECURITY DOCUMENTS. Each other Security Documents sufficient to grant to the Agent a duly perfected security interest in the Collateral.

      SECTION 5.02. MORTGAGES. At Closing, Borrower shall deliver, and shall cause each Domestic Subsidiary to deliver, to the Agent for the benefit of the Agent and the Lenders (a) a Mortgage with respect to the Mortgaged Property and
 (b) the Mortgaged Property Support Documents relating thereto, with the effect that the Agent shall thereby obtain a duly perfected first priority Lien on such property for the benefit of the Agent and the Lenders, subject only to Permitted Liens.

            SECTION 5.03. FURTHER ASSURANCES. At the request of the Agent, Borrower will or will cause its Subsidiaries, as the case may be, to execute, by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the Liens in the Collateral (and the perfection and priority thereof) of the Agent contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by Borrower or any Domestic Subsidiary after the Closing Date.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

            SECTION 6.01. CONDITIONS PRECEDENT TO EFFECTIVENESS. The effectiveness of this Agreement, and the obligation of the Lenders to make any Loans to the Borrower in accordance with the terms hereof and the obligation of any Letter of Credit Issuer to issue Letters of Credit in accordance with the terms hereof, are subject to the condition precedent that the Borrower deliver to the Agent each of the following, each of which shall be satisfactory in form and substance to the Lenders:

               (a) A Revolving Note executed and delivered by the Borrower, payable to each Lender and complying with the terms of Section 2.06;

               (b) A Term Note executed and delivered by the Borrower, payable to each Lender and complying with the requirements of Section 2.08;

               (c) The Security Documents executed and delivered by Borrower and the Subsidiaries to the Agent together with the Mortgaged Property Support Documents and the Stock Certificates required by Section 5.01(a).

               (d) Copies certified as of the Effective Date by the respective Secretary or Assistant Secretary of Borrower (each such Person shall be the "AUTHENTICATING PERSON" with respect to Borrower) of all corporate and other necessary action taken by Borrower to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

               (e) (i) Copies certified as of the Effective Date by an Authenticating Person of the articles of incorporation of Borrower and each Subsidiary and by-laws of Borrower or each Subsidiary; (ii) a certificate of existence or other good standing certificate for Borrower and each Subsidiary issued as of a recent date by the Secretary of State of the jurisdiction of its incorporation, of the State in which its principal place of business is located and of each State in which any Inventory is located; and (iii) certificates dated as of the Effective Date signed by an Authenticating Person with respect to the incumbency and specimen signatures of each of the officers or other Persons of Borrower and each Subsidiary who are authorized to execute and deliver this Agreement and the other Loan Documents to which Borrower or a Subsidiary is a party;

               (f) Copies of each of the policies of insurance (or binder or certificate of insurance with respect thereto) covering any of the tangible insurable property of the Borrower, together with loss payable clauses naming the Agent on behalf of the Lenders as loss payee, and naming the Agent on behalf of the Lenders as additional insureds which comply with the terms of the relevant Loan Documents;

               (g) Favorable UCC, tax, judgment and lien search reports with respect to the Borrower and any Subsidiary in all necessary or appropriate jurisdictions and under all legal and appropriate trade names indicating that there are no prior Liens on any of the property of Borrower or any Subsidiary other than Permitted Liens;

               (h) An opinion of counsel to the Borrower, dated the Effective Date and addressed to the Agent and the Lenders, in form and content reasonably satisfactory to the Agent and the Lenders;

               (i) A disbursement letter executed by the Borrower authorizing the disbursement of the proceeds of the Term Loans and any other Loans to be made on the Effective Date;

               (j) A Borrowing Base Certificate duly completed by the Borrower, such certificate to be prepared as of the Effective Date;

               (k) [Intentionally Omitted].

               (l) A certificate from the chief financial officer of the Borrower dated the Effective Date to the effect that no material adverse change in the financial condition, business, operations or prospects of the Borrower or any of its Subsidiaries has occurred since June 30, 2001; and

               (m) Such other documents and instruments as Agent or any Lender may reasonably request.

            SECTION 6.02. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligations of the Lenders to make Revolving Loans and the Term Loans and of any Letter of Credit Issuer to issue Letters of Credit are subject to the further condition precedent that, as of the date of each such Revolving Loan, and Term Loan and Date of Issuance of each such Letter of Credit and after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing; (b) the representations and warranties made or deemed made by the Borrower in this Agreement and the other Loan Documents to which it is a party shall be true and correct in all material respects on and as of the date of the making of such Loan or the Date of Issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); (c) no event or condition having a Material Adverse Effect with respect to the Borrower has occurred since the Effective Date and (d) the Borrower is in compliance with the Borrowing Base requirements. Each Notice of Borrowing, Continuation or Conversion, and Request for Letter of Credit delivered by the Borrower hereunder and each borrowing of Loans or issuance of a Letter of Credit shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such Notice of Borrowing, Continuation or Conversion or Request for Letter of Credit and, unless the Borrower otherwise notifies the Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

            SECTION 6.03. CONDITIONS AS COVENANTS. In the event the Lenders make any Revolving Loan or Term Loan, or the Letter of Credit Issuer issues a Letter of Credit on or after the Agreement Date and prior to the satisfaction of all conditions precedent set forth in Section 6.01 hereof, the Borrower shall nevertheless cause such condition or conditions to be satisfied within thirty days after the date of the making of such Loan or the issuance of such Letter of Credit.

                                    ARTICLE VII
                           REPRESENTATIONS AND WARRANTIES

            SECTION 7.01. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agent and each of the Lenders as follows:

            (a) ORGANIZATION; POWER; QUALIFICATION. Each of the Borrower and its Subsidiaries is a corporation duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the power and authority to own or lease its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could have a Material Adverse Effect on the Borrower or such Subsidiary.

            (b) OWNERSHIP STRUCTURE. Schedule 7.01(b) correctly sets forth as of September 30, 2001, the corporate structure of Borrower and ownership interests of the ten (10) shareholders (as provided to Borrower from a Blumberg Screen and for which Borrower does not undertake to verify the accuracy but which to the best of Borrower's knowledge and belief is not incorrect) owning the greatest number of shares of the Borrower including the correct legal name of the Borrower. Except as set forth in Schedule 7.01(b) neither the Borrower nor any Subsidiary has issued to any third party any securities convertible into or exercisable for equity interests in the Borrower or any Subsidiary or any options, warrants or other rights to acquire any securities convertible into or exercisable for such equity interests.

            (c) AUTHORIZATION OF AGREEMENT, NOTES, LOAN DOCUMENTS AND BORROWINGS. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow hereunder and to execute, deliver and perform this Agreement, the Notes and the other Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby. This Agreement, the Notes and each of the other Loan Documents to which the Borrower is a party have been duly executed and delivered by the duly authorized officers of the Borrower and each is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms; provided that enforceability of the Loan Documents is subject to limitation by the general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

            (d) NO VIOLATION OF LAWS, ETC. The execution, delivery and performance by Borrower of any Loan Document to which it is a party in accordance with its terms and the Credit Events hereunder do not and will not, by the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, any combination of the foregoing, or otherwise: (i) require any Governmental Approval or violate any Applicable Law relating to Borrower; (ii) conflict with, result in a breach of or constitute a default under the charter or bylaws of Borrower, or any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its properties may be bound where such conflict, breach or default could have a Material Adverse Effect on Borrower; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries other than Permitted Liens.

            (e) COMPLIANCE WITH LAW; GOVERNMENTAL APPROVALS. Except as set forth in Schedule 7.01(e), the Borrower and each Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to the Borrower and each Subsidiary, except for noncompliances which, and Governmental Approvals the failure to possess which, would not, singly or in the aggregate, cause a Default or Event of Default or have a Material Adverse Effect on the Borrower or the Subsidiary and in respect of which adequate reserves have been established on the books of the Borrower or the Subsidiary in accordance with GAAP.

            (f) TITLES TO PROPERTIES. Each of the Borrower and its Subsidiaries has good, marketable and legal title to, or a valid leasehold interest in, its properties and assets including, but not limited to, those reflected on the consolidated balance sheet of Borrower as at June 30, 2001, except those which have been disposed of by the Borrower or such Subsidiary subsequent to such date in the ordinary course of business. None of the properties or assets owned by the Borrower or any of its Subsidiaries and none of the Borrower's or any of its Subsidiaries' leasehold interests are subject to any Lien, except Permitted Liens.

            (g) INDEBTEDNESS AND GUARANTEES. Schedule 7.01(g) is a complete and correct listing of all (i) Indebtedness for Money Borrowed of the Borrower or any Subsidiary, (ii) Guarantees of the Borrower or any Subsidiary, and
      (iii) all letters of credit and acceptances issued or created by any Person for the account of the Borrower or any Subsidiary. The Borrower and its Subsidiaries have performed and are in compliance with all of the terms of such Indebtedness and such Guarantees and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, a determination of materiality, the satisfaction of any other condition or any combination of the foregoing, would constitute such a default or event of default, exists with respect to any such Indebtedness or Guarantees, the aggregate principal balance of which exceeds $250,000.

            (h) LITIGATION. Except as set forth on Schedule 7.01(h), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower or any Subsidiary or any of their respective property in any court or before any arbitrator of any kind or before or by any governmental body which could have a Material Adverse Effect on Borrower or any Subsidiary. There are no strikes or walkouts in progress relating to any labor contracts to which the Borrower or any Subsidiary is a party.

            (i) TAX RETURNS AND PAYMENTS. All federal, state and other tax returns of the Borrower required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower and its properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 8.06.

            (j) FINANCIAL STATEMENTS. The Borrower has furnished to each Lender copies of the consolidated balance sheet of the Borrower as at June 30, 2001, and the related consolidated statements of income and cash flows for the period covered thereby, certified by the President or Chief Financial Officer or other senior executive officer of the Borrower to be complete and correct and present fairly in all material respects, in accordance with GAAP consistently applied throughout the period involved, the financial position of the Borrower as at its date and the results of operations and the cash flows for such period. Except as disclosed in such balance sheet or statements, the Borrower and its Subsidiaries have no material liabilities, contingent or otherwise, and nor were there any material unrealized or anticipated losses of the Borrower or any of its Subsidiaries for the period covered thereby.

            (k) ERISA. The Borrower and its Affiliates are in compliance with ERISA in all material respects. No Reportable Event has occurred and is continuing with respect to any Plan; to the knowledge of the Borrower, no notice of intent to terminate a Plan has been filed nor has any Plan been terminated, the termination of which would result in liability to the Borrower or any Subsidiary of the Borrower in excess of $50,000 in the aggregate at any one time; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan which withdrawal would result in liability to the Borrower in excess of $50,000 in the aggregate at any one time; the Borrower and each Affiliate has met its minimum funding requirements under ERISA with respect to all of its Plans and there are no unfunded vested liabilities in excess of $50,000 in the aggregate at any one time; and neither the Borrower nor any Affiliate has incurred any liability to the PBGC under ERISA in excess of $50,000 in the aggregate at any one time, which liability has not been satisfied.

            (l) ABSENCE OF DEFAULTS. No event has occurred and is continuing:
      (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute, a default or event of default by the Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) or judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their properties may be bound.

            (m) ACCURACY AND COMPLETENESS OF INFORMATION. All written information, reports and other papers and data furnished to Agent or any Lender by, on behalf of, or at the direction of, Borrower or any Subsidiary (including, without limitation, all information regarding location, amount and other particulars of the Inventory and Accounts of the Borrower and its Subsidiaries) were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly in all material respects, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. No fact is known to the Borrower which has had, or may in the future have (so far as the Borrower can reasonably foresee), a Material Adverse Effect upon the Borrower or any Subsidiary which has not been set forth in the financial statements referred to in Section 7.01(j) or in such information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders prior to the Agreement Date. No document furnished or statement made to any Agent or Lender in connection with the negotiation, preparation or execution of this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

            (n) ENVIRONMENTAL LAWS. Borrower and its Subsidiaries are in compliance in all material respects with all terms and conditions of all Governmental Approvals required under Environmental Laws to be obtained by Borrower and its Subsidiaries for operation in the ordinary course of business. Neither the Borrower nor any of its Subsidiaries is aware of, or has received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which may prevent compliance or continued compliance in all material respects with Environmental Laws which have not been completely remediated to the extent required by the applicable Environmental Laws. There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice or violation, investigation, or proceeding pending or, to the Borrower's knowledge, threatened, against the Borrower or any of its Subsidiaries relating in any way to Environmental Laws.

            (o) SENIOR MANAGEMENT EMPLOYMENT AGREEMENTS. Borrower has entered into employment agreements with Messrs. Pincourt, Maltby, Valdes and Mitchell for terms of not less than five (5) years from July 15, 1999, true and complete copies of which have been delivered to the Agent.

            (p) TRADEMARKS. The tradenames and trademarks listed on Schedule 7.01(p) attached hereto are all of the tradenames and trademarks included in the computation of Borrower's Tangible Net Worth. The current valuations of such tradenames and trademarks used in calculating Borrower's Tangible Net Worth are shown on Schedule 7.01(p).

            (q) OWNERSHIP OF SUBSIDIARIES AND COLLATERAL. Borrower is the owner of one hundred percent (100%) of all shares of voting stock of each of the Subsidiaries except as shown on Schedule 7.01(b), the Subsidiary Securities issued by each of the Foreign Subsidiaries is shown on the books of that Subsidiary as being owned by the Borrower and that there are no restrictions on the granting to the Agent by the Borrower of a security interest in the Collateral as set forth in the Pledge Agreement.

            SECTION 7.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of Borrower to Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of Borrower prior to the date hereof and delivered to Agent or such Lender in connection with the closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement. All representations and warranties made under this Agreement shall be deemed to be made at and as of the Agreement Date, the Effective Date, the date of making each Loan, the date of each Continuation or Conversion thereof and the Date of Issuance of each Letter of Credit, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date).

                                    ARTICLE VIII
                              AFFIRMATIVE COVENANTS

            For so long as any of the Obligations remain unpaid or unperformed, or this Agreement is in effect, unless the Lenders shall otherwise consent in the manner provided for in Section 14.07, the Borrower will and will cause each of its Subsidiaries to:

            SECTION 8.01. PRESERVATION OF EXISTENCE AND SIMILAR MATTERS. Preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and the failure to be so qualified or authorized could have a Material Adverse Effect on the Borrower or such Subsidiary.

            SECTION 8.02. COMPLIANCE WITH APPLICABLE LAW. Comply with all Applicable Law (including, without limitation, all Environmental Laws) as the same may be amended from time to time, and obtain all Governmental Approvals required by the Borrower or any of its Subsidiaries to be so obtained, except where such noncompliance would not have a Material Adverse Effect on Borrower or where the Borrower or such Subsidiary is challenging in good faith by appropriate proceedings (diligently pursued) the application or enforcement of such Applicable Law or requirement for such Governmental Approval and against which adequate reserves have been established in accordance with GAAP.

            SECTION 8.03. MAINTENANCE OF PROPERTY. In addition to, and not in derogation of, the requirements of any of the other Loan Documents, (a) protect and preserve all of its properties, including, but not limited to, copyrights, patents, trade names and trademarks, and maintain in good repair, working order and condition all tangible properties, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals and replacements to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

            SECTION 8.04. CONDUCT OF BUSINESS. At all times carry on its business in the same fields as disclosed in Borrower's 10K filing with the SEC for the fiscal year ended September 30, 2000. Neither Borrower nor any of its Subsidiaries shall enter into any field of business not otherwise engaged in as of the date hereof.

            SECTION 8.05. INSURANCE. Maintain at all times with such insurance companies as shall be reasonably satisfactory to the Agent, with all premiums thereon to be paid, insurance with respect to its properties and business against such casualties and contingencies (including but not limited to public liability and business interruption) and in such amounts as is customary in the case of similarly situated corporations engaged in the same or similar businesses and are consistent with Borrower's current insurance practices as of the Effective Date. From time to time deliver to the Agent upon its request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

            SECTION 8.06. PAYMENT OF TAXES AND CLAIMS. Pay or discharge when due
      (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a material Lien on any of its properties or which would otherwise materially adversely affect the value of any Collateral; PROVIDED, HOWEVER, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate cash reserves have been established in an amount in accordance with GAAP; PROVIDED, FURTHER, HOWEVER, neither the Borrower nor any of its Subsidiaries may contest any such tax, assessment, charge, levy or claim if the contest thereof will impair the value or marketability of any Collateral or the Agent's Security Interest therein.

            SECTION 8.07. VISITS AND INSPECTIONS. Permit representatives or agents of Agent or any Lender, from time to time, as often as may be reasonably requested and reasonably necessary for monitoring of the Loans, but only during normal business hours, at the expense of the Borrower, to:
      (a) visit and inspect the properties (including Collateral inspections to occur not more than four times annually) of the Borrower and its Subsidiaries; (b) inspect and make extracts from relevant books and records of the Borrower and its Subsidiaries, including but not limited to management letters prepared by independent accountants; (c) discuss with principal officers, and independent accountants of the Borrower and its Subsidiaries, the business, assets, liabilities, financial conditions, results of operations and business prospects of the Borrower and its Subsidiaries; and (d) conduct an audit of the Collateral.

            SECTION 8.08. USE OF PROCEEDS. (a) Use the proceeds of all Revolving Loans to finance its working capital requirements and for general corporate purposes only; and (b) not use any part of the proceeds of the Revolving Loans to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock.

            SECTION 8.09. SUBSIDIARY SECURITIES REGISTRATION. If any Subsidiary shall become registered and traded in any nationally recognized stock exchange, Borrower shall cause each Subsidiary to promptly and completely file all reports required to be filed under the 1934 Act, such that all current public information as defined in Rule 144 is available and at the request of the Agent, each Subsidiary will, if applicable, use its best efforts to cooperate in good faith with the Agent to release any restrictions on the stock certificates for the Subsidiary Securities as and when permitted under the 1933 Act. At Agent's request, Borrower shall cause each Subsidiary, at its expense, to file whatever forms, statements or documents which are necessary with the SEC and other regulatory agencies so that any legend and/or other restrictions associated with the Subsidiary Securities may be cleared or released as soon as possible.

            SECTION 8.10. ENVIRONMENTAL COMPLIANCE Assure compliance with all past, present or future Federal, state or local laws, rules, regulations, ordinances or other governmental actions relating to the use, handling, storage, transportation, or disposal of hazardous or toxic materials on the Real Estate as defined by such laws, rules, regulations, ordinance or other governmental actions. Borrower shall deliver promptly upon receipt copies of all reports, correspondence and other documentation regarding the Property that relate to environmental impact rules and regulations.

                                     ARTICLE IX
                                    INFORMATION

            For so long as any of the Obligations remains unpaid or unperformed, or this Agreement is in effect, unless the Lenders shall otherwise consent in the manner set forth in Section 14.07, the Borrower will furnish to the Agent and each Lender at its Lending Office:

            SECTION 9.01. QUARTERLY REPORTS. Within fifty (50) days after the close of each quarterly accounting period of the Borrower, except Borrower's fiscal year end, a copy of Form 10Q as filed by Borrower with the SEC for such period. In the event Borrower does not file a Form 10Q with the SEC within fifty (50) days after the close of each quarterly accounting period of Borrower, Borrower shall, within such fifty (50) day period, deliver the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related consolidated statement of income of the Borrower and its Subsidiaries for such period, setting forth in comparative form the figures as at the end of and for the corresponding fiscal quarter of the prior fiscal year, all of which shall be certified by an Authorized Representative of Borrower to present fairly in all material respects, in accordance with GAAP consistently applied (except for footnotes and subject to changes resulting from normal year-end adjustments), the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period. With each such report Borrower shall submit to the Agent a fully completed compliance certificate in the form attached hereto as Exhibit "L" (the "Compliance Certificate") duly certified in form and substance acceptable to Agent by an Authorized Representative of Borrower.

            SECTION 9.02. YEAR-END STATEMENTS. Within one hundred twenty (120) days after the end of each fiscal year of the Borrower, a copy of Form 10K as filed by Borrower with the SEC and a fully completed Compliance Certificate duly certified in form and substance acceptable to Agent by an Authorized Representative of Borrower. In the event Borrower does not file a Form 10K with the SEC within one hundred twenty (120) days after the close of each fiscal year of Borrower, Borrower shall, within such one hundred twenty (120) day period, deliver the consolidated balance sheet of the Borrower as at the end of such fiscal year and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by an Authorized Representative of Borrower to present fairly in all material respects, in accordance with GAAP consistently applied, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the consolidated results of operations for such period, and also shall be certified by McGladrey & Pullen, LLP or such other independent certified public accountants of recognized national standing proposed by Borrower and otherwise reasonably acceptable to the Lenders, whose certificate shall be in scope and substance satisfactory to the Lenders and who shall have authorized the Borrower to deliver such financial statements and certification thereof to the Agent and the Lenders pursuant to this Agreement. Together with each delivery of the annual financial statements required above, Borrower shall deliver to the Agent and each Lender a letter from the Borrower's accountants stating that in performing the audit necessary to render an opinion on the financial statements delivered under this Section 9.02, they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they related to financial matters (which at the date of such statement remains uncured), or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof. At the midpoint of each fiscal year of Borrower, Borrower will present to the Agent or, at the Agent's option, allow the Agent to conduct a field examination, at Borrower's expense, of the working assets of Borrower and its Subsidiaries all in form and substance reasonably acceptable to the Agent. Within ninety (90) days after the beginning of each fiscal year of Borrower, Borrower shall deliver to Agent, in form and substance reasonably acceptable to Agent, a report of the projected financial performance of Borrower and its Subsidiaries for that fiscal year on a consolidated basis.

            SECTION 9.03. MONTHLY REPORTS. Not later than 5:00 p.m. ET on the twenty-fifth (25th) day of each calendar month (or more frequently, if requested by the Agent), a duly completed Borrowing Base Certificate, with respect to the immediately prior month period, certified by an Authorized Representative of Borrower. In addition, Borrower shall simultaneously provide account receivable aging reports, inventory reports by location, internally prepared and certified financial summary reports and operating statements by product groups, certified by the Chief Executive Officer or the Chief Financial Officer of Borrower all in form and substance reasonably acceptable to Agent.

            SECTION 9.04. COPIES OF OTHER REPORTS.

            (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower by the Borrower's independent public accountants including any management report; and

            (b) From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries as any Lender or the Agent may reasonably request. The rights of the Lenders and the Agent under this Section are in addition to and not in derogation of their rights under any other provision of this Agreement or any of the other Loan Documents.

            SECTION 9.05. NOTICE OF LITIGATION AND OTHER MATTERS. Prompt notice of:

            (a) the commencement of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower or any Subsidiary or any of their respective properties, assets or businesses which, if adversely determined or resolved, could have a Material Adverse Effect on the Borrower or any Subsidiary, as applicable, including without limitation, any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant (chemical or industrial), toxic, or other Hazardous Material;

            (b) any change in the Senior Management of the Borrower unless within one hundred twenty (120) days the senior manager is replaced by a manager of comparable experience and ability as determined in the reasonable judgment of the Required Lenders and any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any Subsidiary which has had or may have a Material Adverse Effect on the business operations of the Borrower or any Subsidiary, as applicable; and

            (c) any Default or Event of Default or any event which constitutes or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition or any combination of any of the foregoing would constitute a default or event of default by the Borrower or any Subsidiary under any material agreement (other than this Agreement) to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any of its respective properties may be bound and such action that the Borrower or such Subsidiary is taking to remedy such Default, Event of Default or event.

            SECTION 9.06. ERISA. As soon as possible and in any event within 30 days after the Borrower knows, or has reason to know, that:

            (a) any Termination Event with respect to a Plan has occurred or will occur; or

            (b) the existence of any Unfunded Vested Accrued Benefits under all Plans; or

            (c) the Borrower or any Affiliate is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Plan, a certificate of the President or Chief Executive Officer of the Borrower setting forth the details of such of the events described in clauses (a) through (c) as applicable and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such of the events described in clauses (a) through (c) as applicable.

                                    ARTICLE X
                               NEGATIVE COVENANTS

            So long as any of the Obligations remains unpaid or unperformed, or this Agreement is in effect, unless the Lenders shall otherwise consent in the manner set forth in Section 14.07, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly:

            SECTION 10.01. INDEBTEDNESS FOR BORROWED MONEY. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness for Money Borrowed, except that this Section shall not apply to (a) Indebtedness for Money Borrowed represented by the Loans and the Notes, (b) the Indebtedness set forth on Schedule 7.01(g), (c) reasonable and customary business expenses incurred in the ordinary course of Borrower's or its Subsidiaries' businesses and trade debt incurred in the ordinary course of business, (d) Indebtedness secured by Permitted Liens, and (e) intracompany Indebtedness from the Borrower to any of its Subsidiaries or between Subsidiaries which do not, in the aggregate for all Subsidiaries, exceed Two Million and No/100 Dollars ($2,000,000.00) at any one time and which are made in the ordinary course of Borrower's and the Subsidiaries' businesses as currently conducted or has otherwise been approved by the Required Lenders; [PROVIDED, HOWEVER, that such Indebtedness described in subparagraph (d) that is owing by the Borrower or any of its Subsidiaries to an Affiliate thereof shall be subordinated to the Obligations on terms and conditions satisfactory to the Agent in its sole discretion] and provided further that the foregoing shall not prohibit Subsidiaries from lending to the Borrower.

            SECTION 10.02. GUARANTIES. Become or remain liable on or under any Guaranty, except for any Guaranty in existence on the date hereof and set forth on Schedule 7.01(g).

            SECTION 10.03. INVESTMENTS. Acquire any Person or any Business Unit of any Person or make or purchase any investment or permit any investment to be outstanding other than investments in existence as of the date hereof and those permitted under Section 10.08, 10.10 and 10.11.

            SECTION 10.04. LIENS. Create, assume, incur or permit or suffer to exist or to be created, assumed or incurred, any Lien upon any of its properties or assets of any character whether now owned or hereafter acquired other than Permitted Liens or to enter into an agreement with any Person restricting or prohibiting the creation of liens or other encumbrances on the property of Borrower or any Subsidiary.

            SECTION 10.05. RESTRICTED DISTRIBUTIONS AND PURCHASES. Declare or make any Restricted Distribution or Restricted Purchase.

            SECTION 10.06. MERGER, CONSOLIDATION AND OTHER ARRANGEMENTS. Merge or consolidate with any other Person, acquire any other Person or liquidate or dissolve or wind-up its respective affairs, or enter into any partnerships, joint ventures or sale-leaseback transactions or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person; provided, however, that a Subsidiary may merge or consolidate with another Subsidiary so long as the surviving entity remains a Subsidiary and Agent has been given prior written notice and has given its written consent.

            SECTION 10.07. PLANS. Take any action which would cause any Unfunded Vested Accrued Benefits under any Plan of the Borrower and its Affiliates to exist.

            SECTION 10.08. LOANS. Extend credit to, or make any advance, loan or contribution of money or goods to, any Person other than salary and travel advances outstanding to employees of the Borrower and its Subsidiaries, consistent with the past practices of the Borrower and its Subsidiaries, in an aggregate amount at any time outstanding not to exceed $500,000 and extensions of loans to Subsidiaries disclosed on Schedule 7.01(g) on terms approved by the Agent in its reasonable judgment.

            SECTION 10.09. SUBSIDIARIES. Incorporate, create or acquire any Subsidiary.

            SECTION 10.10. TRANSACTIONS WITH AFFILIATES. Enter into any transaction or series of transactions, whether or not related or in the ordinary course of business, with any other Affiliate of the Borrower or such Subsidiary, other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person not an Affiliate PROVIDED, HOWEVER, that this
      Section 10.10 shall not prohibit any transaction solely among the Borrower and its current Subsidiaries shown on Schedule 7.01(b) provided such transactions are within the ordinary course of Borrower's business as currently conducted.

            SECTION 10.11. NO SALE OF ASSETS. Sell, lease, assign, transfer or otherwise dispose of any assets whether in one or a series of transactions (whether or not related) other than: (a) Inventory in the ordinary course of business; (b) obsolete or worn out property disposed of in the ordinary course of business; (c) the disposition by Todhunter Bahamas, Limited of its assets located in the Bahamas, provided the net proceeds of such assets shall be retained by Borrower or a Subsidiary; and (d) other dispositions of assets; PROVIDED that: (x) such other dispositions are for fair value; (y) the aggregate consideration (whether in the form of cash, promissory notes or other instruments) for such other dispositions does not exceed $500,000 in the aggregate for any fiscal year; and (z) such consideration is reinvested in the business of the Borrower.

            SECTION 10.12. CHANGE IN ACCOUNTING METHOD OR FISCAL YEAR END. Make any change in accounting treatment and reporting practices except as required by GAAP, or change its fiscal year end.

            SECTION 10.13. CHANGE OF SENIOR MANAGEMENT OR CONTROL. Allow any change in Senior Management unless within one hundred twenty (120) days the senior manager is replaced by a manager of comparable experience and ability as determined in the reasonable judgment of the Required Lenders or a change in Control.

            SECTION 10.14. CHANGE IN ORGANIZATIONAL DOCUMENTS. Make any change in the articles of incorporation, bylaws or other organizational documents affecting the governance of Borrower or any Subsidiary, including, without limitation, any provision affecting any voting rights or percentages for approval of any corporate action.

            SECTION 10.15. ADDITIONAL SUBSIDIARIES EQUITIES. Allow any Subsidiary to issue any additional shares of common stock or other evidence of equity ownership whether privately or to the public or by way of stock dividend, stock split or stock sale.

            SECTION 10.16. DIVIDENDS. Until such time as all Obligations have been paid in full, declare or distribute a dividend to its shareholders either in cash, stock or property; PROVIDED, HOWEVER, that Borrower's Subsidiaries may pay cash dividends to Borrower.

                                    ARTICLE XI
                               FINANCIAL COVENANTS

            So long as any of the Obligations remain unpaid or unperformed or this Agreement is in effect, unless the Lenders shall otherwise consent in the manner set forth in Section 14.07, the Borrower and all Subsidiaries shall, on a consolidated basis:

            SECTION 11.01. MINIMUM TANGIBLE NET WORTH. Maintain a Tangible Net Worth as of the last day of each fiscal quarter of Borrower of not less than $30,000,000 for each fiscal quarter of Borrower through September 30, 2002, and thereafter Tangible Net Worth shall be a minimum of $30,000,000, plus 50% of the annual net income (but not loss) of the Borrower and its Subsidiaries for the prior fiscal year of Borrower (on a consolidated basis in accordance with GAAP), plus 75% of the net proceeds of any equity or subordinated debt offering completed by

      Borrower after the Agreement Date. Tangible Net Worth shall be tested on a quarterly basis beginning on September 30, 2001 and adjusted annually thereafter beginning December 31, 2002.

            SECTION 11.02. INTEREST COVERAGE RATIO. Maintain the ratio of EBITDA to Consolidated Interest Expense determined at the end of each fiscal quarter of Borrower for the four consecutive fiscal quarters then ended at least as follows:

                                     For any fiscal quarter ending
                    Ratio            during the period:
                    -----            -----------------------------

                  3.0 to 1.0         From and including the fiscal
                                     quarter ended September 30, 2001
                                     to and including the fiscal
                                     quarter ending December 31, 2001
                  3.5 to 1.0         From and including the fiscal
                                     quarter ending March 31, 2002 to
                                     and including the fiscal quarter
                                     ending March 31, 2003
                  4.0 to 1           From June 30, 2003 through
                                     September 30, 2004
                  4.5 to 1.0         At any time after the fiscal
                                     quarter ending September 30, 2004

       SECTION 11.03. FIXED CHARGE COVERAGE. Maintain, at all times after September 30, 2001, a Fixed Charge Coverage Ratio of not less than 1.75 to 1.0 which shall be tested at each fiscal quarter end of Borrower for the four consecutive quarters then ended. Through the fiscal quarter of Borrower ending on June 30, 2002, Fixed Charges shall be calculated as if the payments of principal on the Term Loans totaled One Million and no/100s Dollars ($1,000,000.00) per quarter.

       SECTION 11.04. FUNDED DEBT RATIO. Maintain at all times Funded Debt as a percentage of the Funded Debt plus Tangible Net Worth as of the end of each of the four fiscal quarters of Borrower of not more than the following:

                                     For any fiscal quarter ending
                     Ratio           during the period:
                     -----           -----------------------------

                   0.65 to 1.0       From and including the fiscal
                                     quarter ended September 30, 2001
                                     to and including the fiscal
                                     quarter ending September 30, 2002
                   0.60 to 1.0       From and including the fiscal
                                     quarter ending December 31, 2002
                                     to and including the fiscal
                                     quarter ending September 30, 2003
                   0.55 to 1.0       From and including the fiscal
                                     quarter ending December 31, 2003
                                     to and including the fiscal
                                     quarter ending September 30, 2004
                   0.50 to 1.0       At any time after the fiscal
                                     quarter ending September 30, 2004


       SECTION 11.05. FUNDED DEBT TO EBITDA. Maintain a ratio of Funded Debt to EBITDA as of the end of any fiscal quarter of Borrower of not more than the following. Such ratio shall be measured on the basis of the financial results of Borrower for the most recent four (4) fiscal quarters of Borrower ending on the dates of measurement.

                                   For any fiscal quarter
                   Ratio           ending during the period:
                   -----           -------------------------

                   3.50 to 1.0     From the fiscal quarter ending September 30,
                                   2001 to and including the fiscal quarter
                                   ending September 30, 2002
                   3.0 to 1.0      From and including the fiscal quarter ending
                                   December 31, 2002 to and including the fiscal
                                   quarter ending September 30, 2003
                   2.75 to 1.0     At any time after the fiscal quarter ending
                                   thereafter

       SECTION 11.06. LIQUIDITY. Maintain a minimum Liquidity of Four Million and no/100s Dollars ($4,000,000.00) at the end of each fiscal quarter of Borrower. "Liquidity" is defined as unencumbered cash or marketable securities owned by Borrower and held in an account with the Agent or with a depository acceptable to the Agent. Written proof of such balance shall be submitted to the Agent within ten (10) days after the end of each fiscal quarter of Borrower.

                                   ARTICLE XII
                                     DEFAULT

       SECTION 12.01. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or nongovernmental body:

       (a) DEFAULT IN PAYMENT. The Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of, or interest on, any of the Loans or Notes, or any amount payable hereunder when and as required to be made pursuant to any Reimbursement Obligation, or shall fail to pay when due any of the other obligations owing by the Borrower under this Agreement or any other Loan Document within ten (10) days after the date due.

       (b) MISREPRESENTATIONS. Any statement, representation or warranty made or deemed made by or on behalf of the Borrower under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other statement at any time furnished or made or deemed made by or on behalf of the Borrower to the Agent or any Lender in connection with any Loan Document or with respect to the transactions contemplated by the Loan Documents, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made or deemed made.

       (c) DEFAULT IN PERFORMANCE. (i) The Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in Article X or
Article XI and such failure shall continue for thirty (30) days, or (ii) the Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section 12.01 and such failure shall continue for a period of thirty days.

       (d) VOLUNTARY BANKRUPTCY PROCEEDING. The Borrower or any Subsidiary shall: (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (ii) file a

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petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts; (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws; (iv) apply for or consent to or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any state or federal law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

       (e) INVOLUNTARY BANKRUPTCY PROCEEDING. A case or other proceeding shall be commenced against the Borrower or any Subsidiary in any court of competent jurisdiction seeking and not dismissed within sixty (60) days after the date of filing: (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for such Person or all or any substantial part of its assets, domestic or foreign.

       (f) LITIGATION. The Borrower shall challenge or contest in any action, suit or proceeding in any court or before any arbitrator or governmental body the validity or enforceability of this Agreement, any Note or any other Loan Document.

       (g) JUDGMENT. A judgment or order for the payment of money individually or in the aggregate equal to or greater than $250,000 shall be entered against the Borrower or any Subsidiary by any court and such judgment or order shall continue undischarged, unstayed and unbonded for thirty (30) days after filing.

       (h) ATTACHMENT. A warrant or writ of attachment or execution or similar process shall be issued against any property of the Borrower or any Subsidiary for an amount equal to or greater than $250,000 which shall continue undischarged and unbonded for a period of thirty (30) days.

       (i) ERISA. (i) Any Termination Event with respect to a Plan shall occur and continue uncured for a period of ninety (90) days after occurrence if curable; (ii) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Internal Revenue Code and ERISA; or (iii) the Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Borrower's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan.

       (j) CROSS DEFAULT. Borrower or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for Money Borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto; or Borrower or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased or defeased by Borrower or any Subsidiary) prior to its stated maturity.

       (k) MATERIAL ADVERSE EFFECT. Any change shall have occurred in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any of its Subsidiaries which has had or may have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole.

       (l) SECURITY INTEREST. The Security Interest shall for any reason cease to be a valid, enforceable, perfected and first-priority Lien on any of the Collateral, subject only to Permitted Liens.

       SECTION 12.02. REMEDIES. Upon the occurrence of an Event of Default the following provisions shall apply:

       (a)   ACCELERATION; TERMINATION OF FACILITIES.

             (i) AUTOMATIC. Upon the occurrence of an Event of Default specified in Sections 12.01(d) or (e), then (A)(1) the principal of, and the interest on, the Loans and the Notes at the time outstanding, (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of the Event of Default and (3) all of the other obligations of the Borrower hereunder, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents, and all other Obligations, shall become automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (B) the Revolving Credit Facility and the Letter of Credit Facility, the obligations of the Lenders to make Revolving Loans under the Revolving Credit Facility, the obligation of the Letter of Credit Issuer to issue Letters of Credit under the Letter of Credit Facility and each Lender's respective Commitment shall immediately and automatically terminate.

             (ii) OPTIONAL. If any other Event of Default shall have occurred and be continuing (other than an Event of Default specified in Section 12.01(d) or (e)), then (xx) the Agent, at the direction of the Required Lenders, shall:
(A) declare (1) the principal of, and interest on, the Loans and the Notes at the time outstanding, (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of the Event of Default and (3) all of the other obligations of the Borrower hereunder, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents, and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and
(B) terminate each Lender's respective Commitment, the Revolving Credit Facility and the Letter of Credit Facility, the obligation of the Lenders to make Revolving Loans under the Revolving Credit Facility and the obligation of the Letter of Credit Issuer to issue Letters of Credit under the Letter of Credit Facility.

       (b) LOAN DOCUMENTS. The Agent, upon the direction of the Required Lenders, shall exercise any and all of its rights under any and all of the other Loan Documents.

       (c) CASH COLLATERAL. The Agent, upon the direction and at the election of the Required

Lenders, may require the Borrower to deposit into the Cash Collateral Account the amounts specified in Sections 12.02(a)(i)(A)(2) or 12.02(a)(ii)(A)(2), as applicable. The monies so deposited therein shall be used in the manner specified in Section 3.07 hereof as if the Facility Termination Date were the date the applicable Event of Default had occurred.

       SECTION 12.03. RIGHTS CUMULATIVE. The rights and remedies of the Agent and the Lenders under this Agreement, the Notes and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which it would otherwise have under Applicable Law. In exercising its rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                                  ARTICLE XIII
                                    THE AGENT

       SECTION 13.01. AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Agent to take such action as Agent on such Lender's behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The power of attorney set forth herein shall be irrevocable and coupled with an interest. The relationship between Agent and the Lenders shall be that of principal and agent only and nothing herein shall be construed to deem Agent a trustee for any Lender nor to impose on Agent duties or obligations other than those expressly provided for herein. At the request of a Lender, the Agent will forward to each Lender copies or, where appropriate, originals of the documents delivered to the Agent pursuant to Section 7.01 hereof. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Agent by the Borrower, or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; PROVIDED, HOWEVER, that Agent shall not be required to take any action which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, Agent shall not exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Required Lenders have so directed Agent to exercise such right or remedy.

       SECTION 13.02. AGENT'S RELIANCE, ETC. Neither the Agent nor any directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until such Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document including, without limitation, any Borrowing Base Certificate; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of any or all of the Borrower or other Persons or inspect the property, books or records of any or all of the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of any Agent on behalf of the Lenders in any such collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties.

       SECTION 13.03. AGENT AS LENDER. SouthTrust Bank, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Borrower, or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders.

       SECTION 13.04. LENDER CREDIT DECISION, ETC. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates has made any representations or warranties to such Lender and that no act by Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon Agent, any other Lender or counsel to Agent, and based on the financial statements of the Borrower and its Affiliates, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Agent hereunder, Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any other Affiliate thereof which may come into possession of Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates.

       SECTION 13.05. INDEMNIFICATION. The Lenders agree to indemnify Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) PRO RATA in accordance with the Lenders' respective Credit Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against

Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from Agent's gross negligence or willful misconduct or if Agent fails to follow the written direction of the Lenders unless such failure is pursuant to the advice of counsel of which the Lenders have received notice. Without limiting the generality of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, to the extent that Agent is not reimbursed for such expenses by the Borrower. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement.

       SECTION 13.06.  COLLATERAL MATTERS.

       (a) Each Lender authorizes and directs the Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Except as otherwise required by
Section 14.07, the Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Loan Documents including any action which may be necessary or desirable to maintain, perfect or realize on the Security Interest granted in the Collateral.

       (b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien hereafter granted to or held by the Agent upon any Collateral owned by Borrower or its Subsidiaries (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby or (ii) constituting property being sold or disposed of upon receipt of the proceeds of such sale by the Agent if the Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 10.11 hereof (and the Agent may rely conclusively on any such certificate, without further inquiry). Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 13.06.

       (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, or consented to in writing by the Lenders and upon at least five (5) Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; PROVIDED, HOWEVER, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

       (d) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower or any Subsidiary or is cared for, protected or insured or that the Liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this
Section 13.06 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except in each case for its gross negligence or willful misconduct.

      (e) At any time or times, in order to comply with any legal requirement in any jurisdiction or in order to facilitate the validity, perfection, priority or enforceability of the security interests of the Agent in the Collateral, the Agent may appoint another bank or trust company or one or more Persons, to act as co-agent or co-agents, jointly with the Agent, or to act as separate agent or agents on behalf of the Agent and the Lenders with such power and authority as may be necessary for the effectual operation of the provisions hereof and of the other Loan Documents and specified in the instrument of appointment.

      SECTION 13.07. SUCCESSOR AGENT. Agent may resign at any time in its capacity as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. In the event of a material breach of its duties hereunder, any Agent may be removed as an Agent under the Loan Documents at any time by the Required Lenders. Upon any such resignation or removal, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders, and shall have accepted such appointment, within 30 days after the resigning Agent's giving of notice of resignation or the Required Lenders' removal of the resigning Agent, then the resigning Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having combined capital and surplus of at least $1,000,000,000 and reasonably acceptable to the Lenders. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any resigning Agent's resignation or removal hereunder as Agent, the provisions of this Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

                                   ARTICLE XIV
                                  MISCELLANEOUS

       SECTION 14.01. NOTICES. Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

       If to the Borrower:          Todhunter International, Inc.
                                    222 Lakeview Avenue
                                    Suite 1500
                                    West Palm Beach, FL 33401
                                    Attn: A. Kenneth Pincourt, Jr.
                                    Telephone:  (561) 655-8977
                                    Telecopier: (561) 655-9718

       with a copy to:              Gunster Yoakley & Stewart, P.A.
                                    Phillips Point
                                    777 South Flagler Drive
                                    Suite 500 East
                                    West Palm Beach, Florida 33401-6194
                                    Attn:  Michael V. Mitrione, Esq.
                                    Telephone:  (561) 650-0553
                                    Telecopier: (561) 655-5677

       If to any Agent or Lender:   To such Person's address or telecopy
                                    number, as applicable, set forth on
                                    the then current Annex I attached hereto.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telefacsimile, when transmitted with electronic confirmation of receipt; or
(iii) if hand delivered, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to Agent or any Lender under Articles II and III shall be effective only when actually received.

       SECTION 14.02. EXPENSES. The Borrower will pay all reasonable present and future expenses of the Agent and the Lenders in connection with the following expenses which shall not include internal expenses of the Agent or any Lender:

       (a) the negotiation, preparation, execution, delivery and administration of this Agreement, the Notes and each of the other Loan Documents, whenever the same shall be executed and delivered, including appraisers' fees, search fees, recording fees and the fees and disbursements of: (i) Akerman, Senterfitt & Eidson, P.A., counsel for the Agent, and (ii) each local and foreign counsel retained by the Agent;

       (b) the negotiation, preparation, execution and delivery of any waiver, amendment or consent by the Agent or any Lender relating to this Agreement, the Notes or any of the other Loan Documents;

       (c) any restructuring, refinancing or "workout" of the transactions contemplated by this Agreement, the Notes and the other Loan Documents, or any material amendment to the terms of this Agreement or any other Loan Document, including the fees and disbursements of counsel to Agent or any Lender;

       (d) consulting on a reasonable basis with one or more Persons engaged by the Agent, including appraisers, collateral inspectors, accountants and lawyers, concerning or related to the servicing of this Agreement or the nature, scope or value of any right or remedy of Agent or any Lender hereunder, under the Notes or under any of the other Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons;

       (e) the collection or enforcement of the obligations of the Borrower under this Agreement, the Notes or any other Loan Document including the fees and disbursements of counsel to the Agent or any Lender if such collection or enforcement is done by, through or with the assistance of an attorney;

       (f) prosecuting or defending any claim in any way arising out of, related to, or connected with this Agreement, the Notes or any of the other Loan Documents, which expenses shall include the fees and disbursements of counsel to Agent or any Lender and of experts and other consultants retained by Agent or any Lender; and

       (g) the exercise by Agent or any Lender of any right or remedy granted to it under this Agreement, the Notes or any of the other Loan Documents including the fees and disbursements of counsel to Agent or any Lender.

       SECTION 14.03. STAMP, INTANGIBLE AND RECORDING TAXES. The Borrower will pay any and all stamp, intangible, registration, recordation and similar taxes, fees or charges (other than income taxes of any Lender or its Subsidiaries) and shall indemnify the Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents or the perfection of any rights or Liens thereunder.

       SECTION 14.04. SETOFF. Subject to Section 4.06 and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, from and after the occurrence of an Event of Default each Lender is hereby authorized by the Borrower, at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Lender or any Affiliate of such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not the Lenders shall have declared any or all of the Loans and other Obligations to be due and payable as permitted by Section 12.02, and although such obligations shall be contingent or unmatured. The benefits of such setoff shall be shared by the Lenders in accordance with the pro rata share of their aggregate Commitments as compared to the aggregate Commitments of all Lenders.

       SECTION 14.05. LITIGATION. (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT. ACCORDINGLY, EACH OF THE LENDERS, THE AGENT AND THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER ARISING OUT OF THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH THE COLLATERAL OR ANY LIEN OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE.

       (b) THE BORROWER, THE AGENT AND EACH LENDER EACH HEREBY AGREE THAT THE CIRCUIT COURT OF THE FIFTEENTH JUDICIAL CIRCUIT OF FLORIDA, LOCATED IN PALM BEACH COUNTY, FLORIDA AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY OR ALL OF THE BORROWER, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HERE FROM OR THEREFROM OR THE COLLATERAL. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY AGENT OR ANY LENDER FOR THE ENFORCEMENT BY SUCH AGENT OR LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

       (c) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF.

       SECTION 14.06.  ASSIGNABILITY.

       (a) The Borrower shall not have the right to assign this Agreement or any interest therein except with the prior written consent of the Agent and the Lenders.

       (b) Notwithstanding Section 14.06(c) below, without the consent of the Agent and the Borrower (i) any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender or (ii) any Lender may pledge any Loans or Notes to any Federal Reserve Bank.

       (c) Each Lender may, with the consent of the Agent and the Borrower (which consent will not be unreasonably withheld or delayed), assign to one or more financial institutions all or a portion of its respective Commitment; PROVIDED, HOWEVER, that (i) for each such assignment, the parties thereto shall execute and deliver to the Agent for acceptance and recording by the Agent in the Register (as defined below), an Assignment and Assumption Agreement substantially in the form of Exhibit "M" (each an "ASSIGNMENT AND ASSUMPTION AGREEMENT"), together with any Note subject to such assignment and a processing and recordation fee of $2,500, which, unless otherwise agreed, shall be payable by the assignor, and (ii) no such assignment shall be for less than one hundred percent (100%) of the Commitment of such Lender, unless such assignment is to a then-current holder of a Note. Upon the effectiveness of the Assignment and Assumption Agreement as provided therein, from and after the date specified as the effective date in the Assignment and Assumption Agreement (the "ACCEPTANCE DATE"), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption Agreement, such assignee shall have the rights and obligations of a "Lender" hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption Agreement, relinquish its rights (other than any rights it may have pursuant to Sections 14.02 and 14.10 which will survive such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, the Notes and the other Loan Documents such Lender shall cease to be a party hereto). Agent and each Lender agrees that in connection with any such assignment, they will exert good faith efforts to assure that Borrower and the assignment are not subject to Florida documentary stamp or transfer taxes by reason of such assignment. If however after the exertion of good faith efforts such assignment is found to be subject to such taxes, Borrower shall be obligated to pay same and any interest, penalties or fees in connection therewith.

       (d) The Agent shall maintain at the Principal Office a copy of each Assignment and Assumption Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of each Lender from time to time (the "REGISTER"). The Agent shall give notice to each Lender of any assignment. The Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Assumption Agreement shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Agent.

       (e) Upon its receipt of an Assignment and Assumption Agreement executed by an assigning Lender, together with each Note subject to such assignment (the "SURRENDERED NOTE"), the Agent shall, if such Assignment and Assumption Agreement has been completed and is in substantially the form of Exhibit "M",
(i) accept such Assignment and Assumption Agreement, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Borrower and (iv) revise the information set forth on Annex I to reflect the effect of such Assignment and Assumption Agreement, and distribute a copy of such revised Annex I to each Lender and the Borrower. Within five Business Days after its receipt of such notice, the Borrower shall acknowledge such Assignment and Assumption Agreement and shall execute and deliver to the Agent in exchange for the Surrendered Note or Notes a new Note or Notes to the order of the assignee in an amount equal to the Commitment or Commitments assumed by it pursuant to such Assignment and Assumption Agreement and, if the assigning Lender has retained a Commitment or Commitments hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment or Commitments retained by it hereunder. Such new Note or Notes shall re-evidence the indebtedness outstanding under the old Note or Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such Surrendered Note or Surrendered Notes, shall be dated the Agreement Date and shall otherwise be in substantially the form, of the Note or Notes subject to such assignments. The assignment by a Lender of a Commitment or portion thereof to another Person and the execution and delivery of a new Note or Notes shall not constitute a novation of the indebtedness evidenced by the Surrendered Note or Surrendered Notes and incurred in connection with such assigned Commitment.

       (f) Each Lender may sell participations (PROVIDED, HOWEVER, that prior to selling any such participations, such Lender shall have given the prior written notice to the Agent and the Borrower of such participation) to one or more parties in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date of the payments of any installment of fees or principal or interest of any Loans or Reimbursement Obligations in which such participant is participating, (B) reduce the amount of any installment of principal of the Loans or Reimbursement Obligations in which such participant is participating, (C) reduce the interest rate applicable to the Loans or Reimbursement Obligations in which such participant is participating, or (D) except as otherwise expressly provided in this Agreement, reduce any fees payable to the Lenders hereunder.

       (g) Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the securities laws of the United States of America or of any other jurisdiction.

       (h) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding the Borrower; PROVIDED, HOWEVER, that prior to disclosing any such information, such Lender shall receive the prior written consent of the Agent.

       SECTION 14.07. AMENDMENTS. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Required Lenders. Notwithstanding the foregoing, the rates of interest on the Loans and the Notes, the dates on which any interest payable by the Borrower under any Loan Document is due, the Revolving Termination Date, the repayment obligations with respect to any Reimbursement Obligations, any financial covenant, the amount and payment date of any Fees (other than Fees payable solely to the Agent) and this Section
14.07 may not be amended, or the Borrower's compliance thereunder may not be waived, without the written consent of all the Lenders and the Borrower. Further, the definition of any minimum requirement necessary for the Lenders to take action hereunder, Available Revolving Commitment, Revolving Commitment, L/C Commitment Amount and L/C Termination
Date may not be amended without the written consent of all of the Lenders and the Borrower. Further, the Form of Borrowing Base Certificate, the definitions used therein and the percentages and advance rates used in calculating the Borrowing Base may not be amended without the written consent (which may be given orally and confirmed in writing) of all of the Lenders and the Borrower other than any immaterial changes approved by the Agent in ordinary course. Further, no amendment, waiver or consent unless in writing and signed by the Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents. Further, no Collateral at any time held by the Agent shall be released or disposed of by the Agent unless all of the Lenders so direct the Agent and except in accordance with Section
13.06 hereof. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Lender or the Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances. In no event shall the Borrower be required to enter into an amendment pursuant to this Section 14.07 if such amendment would otherwise require the consent of all of the Lenders as provided in this Section 14.07. Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of
Article XIII (other than the provisions of Section 13.07). In addition, the Borrower and the Lenders hereby authorize the Agent to modify this Agreement by unilaterally amending or supplementing Annex I from time to time in the manner requested by the Borrower, the Agent or any Lender in order to reflect any assignments or transfers of the Commitments as provided for hereunder; PROVIDED, HOWEVER, that the Agent shall promptly deliver a copy of any such modification to the Borrower and each Lender.

       SECTION 14.08. NONLIABILITY OF AGENT AND LENDERS. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertake any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

       SECTION 14.09. INFORMATION. Except as otherwise provided by law, the Agent and Lenders shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (i) to any of their respective Affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section 14.09); (ii) as reasonably required by any BONA FIDE transferee or participant in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (Agent and Lender agree to exert good faith efforts to require such transferee or participant to maintain such information in confidence); (iii) as required by any Governmental Authority or representative thereof or pursuant to legal process; (iv) to such Lender's independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); and (v) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise of the Lender's rights hereunder or under any of the other Loan Documents.

       SECTION 14.10. INDEMNIFICATION. The Borrower shall and hereby agrees to, indemnify, defend and hold harmless the Agent and each of the Lenders and their respective directors, officers, agents, employees and counsel from and against
 (a) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) and (b) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other action taken by the Borrower, any Subsidiary or any of the Lenders in connection with compliance by the Borrower, any Subsidiary or any of their respective properties, with any federal, state or local Environmental Laws or other environmental rules, regulations, orders, directions, ordinances, criteria or guidelines. If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law. The obligations of the Borrower hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement.

       SECTION 14.11. SURVIVAL. Notwithstanding any termination of this Agreement, or of the other Loan Documents, the expense reimbursements and indemnities to which the Agent and the Lenders are entitled under the provisions of Sections 14.02 and 14.10 and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before.

       SECTION 14.12. TITLES AND CAPTIONS. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

       SECTION 14.13. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

       SECTION 14.14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

       SECTION 14.15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

       SECTION 14.16. OBLIGATIONS WITH RESPECT TO BORROWER. The Borrower expressly waives all rights it may now or in the future have under any statute, or at common law, or at law or in equity, or otherwise, to compel any Agent or Lender to proceed in respect of the Obligations against the Borrower or any other Person or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to preceding against, the Borrower. The Borrower further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of any Agent or Lender to commence an action in respect of the Obligations against any other Person or any security for the payment and performance of the Obligations. The Borrower agrees that any notice or directive given at any time to any Agent or Lender which is inconsistent with the waivers in the preceding sentences shall be null and void and may be ignored by such Agent or Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Agreement for the reason that such pleading or introduction would be at variance with the written terms of this Agreement, unless the Agent and the Lenders have specifically agreed otherwise in writing. The foregoing waivers are the essence of the transaction contemplated by this Agreement and the Loan Documents and, but for such waivers, the Lenders would decline to make the Loans and purchase participations in the Letters of Credit and the Letter of Credit Issuer would decline to issue the Letters of Credit under this Agreement. The Borrower represents, warrants and agrees that its obligations under this Agreement and the other Loan Documents are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Agent or the Lenders now existing or which may arise in the future, other than compulsory counterclaims or defenses which would be lost if not asserted in that action.

       SECTION 14.17. BINDING EFFECT. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective legal representatives, successors and permitted assigns, whether so expressed or not.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized officers all as of the day and year first above written.

                                     THE BORROWER:
                                     TODHUNTER INTERNATIONAL, INC.

                                     By: /s/ A. Kenneth Pincourt, Jr.
                                         ----------------------------
                                     Print Name: A. Kenneth Pincourt, Jr.
                                                 ------------------------
                                     Title: Chairman and Chief Executive Officer
                                            ------------------------------------









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


                                          THE AGENT:
                                          SOUTHTRUST BANK, an Alabama banking
                                          corporation

                                          By: /s/ D. Guy Guenthner
                                             ---------------------------------
                                          Print Name: D. Guy Guenthner
                                                     -------------------------
                                          Title: Senior Vice President
                                                ------------------------------
 Address for Notices:

 1700 Palm Beach Lakes Blvd.
 6th Floor
 West Palm Beach, FL 33401
 Telephone: (561) 712-1037
 Telecopy: (561) 712-9633

 and

 420 North 20th Street
 Birmingham, Alabama 35203
 Attn: Florida Corporate Banking (West Palm Beach)
 Telephone: 727-825-2742
 Telecopier: 727-898-5319

 With a copy to:

 Akerman, Senterfitt & Eidson, P.A.
 777 South Flagler Drive, Suite 900
 Phillips Point - East Tower
 West Palm Beach, Florida 33401-6125
 Attn: Russell T. Kamradt, Esq.
 Telephone: (561) 659-5990
 Telecopier: (561) 659-6313

                                          THE LENDERS:

                                          SOUTHTRUST BANK, an Alabama banking
                                          corporation

                                          By: /s/ D. Guy Guenthner
                                              --------------------------------
                                          Print Name: D. Guy Guenthner
                                                      ------------------------
                                          Title: Senior Vice President
                                                 -----------------------------

 Address for Notices:

 1700 Palm Beach Lakes Blvd.
 6th Floor
 West Palm Beach, FL 33401
 Telephone: (561) 712-1037
 Telecopy: (561) 712-9633

 and

 420 North 20th Street
 Birmingham, Alabama 35203
 Attn: Florida Corporate Banking (West Palm Beach)
 Telephone: 727-825-2742
 Telecopier: 727-898-5319

 With a copy to:

 Akerman, Senterfitt & Eidson, P.A.
 777 South Flagler Drive, Suite 900
 Phillips Point - East Tower
 West Palm Beach, Florida 33401-6125
 Attn: Russell T. Kamradt, Esq.
 Telephone: (561) 659-5990
 Telecopier: (561) 659-6313










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




                                          FIRST UNION NATIONAL BANK

                                          By: /s/ David F. Abee
                                              --------------------------------
                                          Print Name: David F. Abee
                                                      ------------------------
                                          Title: Vice President
                                                 -----------------------------
 Address for Notices:

 1950 Hillsboro Blvd., 2nd Floor
 Deerfield Beach, FL 33442
 Telephone: (954) 596-6876
 Telecopy: (954) 596-6878
 Attn: Laura DiGiovanna

 With a copy to:

 First Union National Bank
 301 S. College Street
 32nd Floor - Legal Division
 Charlotte, NC 28288-0630
 Attn: Julie Hobbs, Esq.
 Telephone: (704) 715-2491
 Telecopy: (704) 715-3718

                                          SUNTRUST BANK, a Georgia corporation

                                          By: /s/ Jeffrey S. Wolfe
                                              --------------------------------
                                          Print Name: Jeffrey S. Wolfe
                                                      ------------------------
                                          Title: Vice President
                                                 -----------------------------
 Address for Notices:

 501 S. Flagler Drive
 2nd Floor
 West Palm Beach, FL 33401
 Telephone: (561) 835-2649
 Telecopy: (561) 385-2640
 Attn: Mr. Jeffrey Wolfe

                                          NATIONAL CITY BANK, NATIONAL
                                          ASSOCIATION

                                          By: /s/ Kelly L. Moyer
                                              --------------------------------
                                          Print Name: Kelly L. Moyer
                                                      ------------------------
                                          Title: Vice President
                                                 -----------------------------
 Address for Notices:

 1900 East Ninth Street
 Cleveland, Ohio 44114
 Locator #2077
 Telephone: (216) 222-9322
 Telecopy: (216) 222-0003
 Attn: Kelly Moyer

                           ANNEX I TO CREDIT AGREEMENT

                                LIST OF LENDERS,
                     CREDIT PERCENTAGES AND LENDING OFFICES

                 LENDER                                CREDIT PERCENTAGE

 SouthTrust Bank, an Alabama banking corporation             35.714%

 Lending Office (All Types):

 420 North 20th Street
 Birmingham, AL 35203
 Attn: Florida Corporate Banking (West Palm Beach)

 Wiring Instructions:

 SouthTrust Bank, an Alabama banking corporation
 ABA #062-0000-80
 Birmingham, AL
 Account Number: 131009
 Ref: Todhunter International
 Attn: Joanne Gunding
 Call: 727-825-2733 (upon receipt)

 First Union National Bank                                   28.571%
 1950 Hillsboro Blvd., 2nd Floor
 Deerfield Beach, FL 33442

 Wiring Instructions:

 First Union National Bank
 ABA # 053000219
 Charlotte, NC
 Account Number: GL45916-2008
 Ref: Todhunter International, Inc.
 Attn: Cindy Petry-Jax

 SunTrust Bank, South Florida, N.A.                          21.429%
 501 S. Flagler Drive
 2nd Floor
 West Palm Beach, FL  33401

 Wiring Instructions:

 SunTrust Bank, South Florida, N.A.
 ABA #067006076
 Ft. Lauderdale, FL
 Account Number: 9607004110
 Ref: Todhunter International, Inc. and Subsidiaries
 Attn: Jennifer Campbell

 National City Bank, National Association                    14.286%
 1900 East Ninth Street
 Cleveland, Ohio 44107
 Locator #2077
 Telephone: (216) 222-9322
 Telecopy: (216) 222-0003
 Attn: Kelly Moyer

 Wiring Instructions:

 National City Bank
 ABA #04000124
 Account Number: 151804 - Commercial Loan Operations
 Ref: Todhunter International, Inc. and Subsidiaries
 Attn: Vern Johnson